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                                 LOAN AGREEMENT


                           Dated as of March 20, 1998


                                 by and between



                                HALLWOOD 98, L.P.
                                  (as Borrower)

                                       and


                        NOMURA ASSET CAPITAL CORPORATION
                                   (as Lender)











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                                TABLE OF CONTENTS

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ARTICLE I

                                                CERTAIN DEFINITIONS.............................................  1
         Section 1.1.  Definitions..............................................................................  1

ARTICLE II

                                                   GENERAL TERMS................................................ 37
         Section 2.1.  Amount of the Loan....................................................................... 37
         Section 2.2.  Use of Proceeds.......................................................................... 37
         Section 2.3.  Security for the Loan.................................................................... 37
         Section 2.4.  Borrower's Note.......................................................................... 38
         Section 2.5.  Principal and Interest Payments.......................................................... 38
         Section 2.6.   Prepayment.............................................................................. 40
         Section 2.7.   Application of Payments................................................................. 41
         Section 2.8.   Payment of Debt Service, Method and Place of Payment.................................... 41
         Section 2.9.   Taxes................................................................................... 42
         Section 2.10.  Defeasance Requirements................................................................. 42
         Section 2.11.  Central Cash Management................................................................. 47
         Section 2.12   Security Agreement...................................................................... 56
         Section 2.13.  Securitization.......................................................................... 59

ARTICLE III

                                               CONDITIONS PRECEDENT............................................. 61
         Section 3.1.  Conditions Precedent to the Making of the Loan........................................... 61
         Section 3.2.  Form of Loan Documents and Related Matters............................................... 67

ARTICLE IV

                                          REPRESENTATIONS AND WARRANTIES........................................ 67
         Section 4.1.  Representations and Warranties of Borrower............................................... 67
         Section 4.2.  Survival of Representations and Warranties............................................... 77

ARTICLE V

                                               AFFIRMATIVE COVENANTS............................................ 77
         Section 5.1.  Borrower Covenants....................................................................... 77

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ARTICLE VI
                                                NEGATIVE COVENANTS.............................................. 93
         Section 6.1.  Borrower Negative Covenants.............................................................. 93

ARTICLE VII

                                                     DEFAULTS................................................... 95
         Section 7.1.  Event of Default......................................................................... 95
         Section 7.2.  Remedies................................................................................. 98
         Section 7.3.  Remedies Cumulative...................................................................... 99
         Section 7.4.  Lender's Right to Perform................................................................100

ARTICLE VIII

                                                   MISCELLANEOUS................................................100
         Section 8.1.  Survival.................................................................................100
         Section 8.2.  Lender's Discretion......................................................................100
         Section 8.3.  Governing Law............................................................................101
         Section 8.4.  Modification, Waiver in Writing..........................................................102
         Section 8.5.  Delay Not a Waiver.......................................................................102
         Section 8.6.  Notices..................................................................................103
         SECTION 8.7.  TRIAL BY JURY............................................................................104
         Section 8.8.  Headings.................................................................................104
         Section 8.9.  Assignment...............................................................................104
         Section 8.10.  Severability............................................................................104
         Section 8.11.  Preferences.............................................................................104
         Section 8.12.  Waiver of Notice........................................................................105
         Section 8.13.  Remedies of Borrower....................................................................105
         Section 8.14.  Exculpation.............................................................................105
         Section 8.15.  Exhibits Incorporated...................................................................107
         Section 8.16.  Offsets, Counterclaims and Defenses.....................................................107
         Section 8.17.  No Joint Venture or Partnership.........................................................107
         Section 8.18.  Waiver of Marshalling of Assets Defense.................................................107
         Section 8.19.  Intentionally omitted...................................................................108
         Section 8.20.  Conflict; Construction of Documents.....................................................108
         Section 8.21.  Brokers and Financial Advisors..........................................................108
         Section 8.22.  Counterparts............................................................................108
         Section 8.23.  Estoppel Certificates...................................................................108
         Section 8.24.  Payment of Expenses.....................................................................109
         Section 8.25.  Bankruptcy Waiver.......................................................................109
         Section 8.26   Entire Agreement........................................................................110
         Section 8.27   Dissemination of Information............................................................110
         Section 8.28.  Limitation of Interest..................................................................110


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         Section 8.29.  Indemnification.........................................................................111
         Section 8.30.  Borrower Acknowledgments................................................................112
         Section 8.31.  Publicity...............................................................................112
         Section 8.32.  Buy-Up..................................................................................112

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                                    EXHIBITS


Exhibit A -    Operating Expense Certificate

Exhibit B -    Additional Definitions

Exhibit C -    Capital Improvements and Repair and Environmental Remediation
               Exhibit

Exhibit D -    Allocated Loan Amounts



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                                 LOAN AGREEMENT

            THIS LOAN AGREEMENT, made as of March , 1998, is by and between NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at 633 West Fifth Avenue, 68th Floor, Los Angeles, California 90071, Attention:
David Walker, Telefax Number (213) 243-1622 (together, with its successors and assigns, "Lender"), and HALLWOOD 98, L.P., a Delaware limited partnership, with an address of c/o Hallwood Realty Partners, L.P., 3710 Rawlins, Suite 1500, Dallas, Texas 75219, Attention: John G. Tuthill, Telefax Number: (214) 528-8855 (the "Borrower").

                                    RECITALS

            WHEREAS, Borrower desires to obtain a loan (the "Loan") from Lender in the principal amount of $31,440,036.00 (the "Loan Amount");

            WHEREAS, Lender is willing to make the Loan on the condition that Borrower joins in the execution and delivery of this Agreement which shall establish the terms and conditions of the Loan; and

            WHEREAS, Lender and Borrower contemplate that all or any portion of Lender's interest in the Loan and the Loan Documents may be assigned, in whole or in part, by Lender to another Person, including, without limitation, to a trustee on behalf of security holders in connection with a Securitization.

            NOW, THEREFORE, in consideration of the making of the Loan by Lender, and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

            Section 1.1. Definitions. For all purposes of this Agreement:

            (a) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

            (b) all accounting terms have the meanings assigned to them in accordance with GAAP;

            (c) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and

            (d) the following terms have the following meanings:

            "Account Collateral" has the meaning provided in Section 2.12(a).

            "Accounts" has the meaning provided in the Mortgage.

            "Accrued Interest" has the meaning provided in Section 2.5(d).

            "Adjusted Net Operating Income" means, for any period, the Net Operating Income for such period reduced by (i) the Capital Reserve Amount, pro rated for the applicable period, (ii) an amount necessary to reflect a management fee equal to four percent (4%) of Gross Revenues, (iii) an amount necessary to reflect a minimum annual vacancy factor of five percent (5%), pro rated for the applicable period, (iv) a normalized, annualized, expense allowance for rollover of Leases, to the extent that the revenue from such Leases is included in Net Operating Income for the Facility after taking into account any adjustment pursuant to clauses (v) through (viii) hereof, which allowance shall be calculated by Lender based upon current market rent, current market tenant improvement costs, current market leasing commissions and a retention assumption equal to the lesser of (a) the ratio of the number of square feet occupied by tenants whose Leases were scheduled to expire within three years of the date of the calculation which have not been vacated to the number of square feet occupied by tenants whose Leases were scheduled to expire within three years of the date of the calculation and (b) seventy percent (70%) or such lower amount mandated by the Rating Agencies, (v) an income adjustment for any Rent collected from temporary or month-to-month tenants, (vi) an income adjustment for any tenants operating under bankruptcy protection, (vii) an income adjustment to make any above market Leases to market rent, and (viii) an income adjustment to address any rent adjustments or cancellation options contained in any Lease. Notwithstanding the foregoing part of this definition of "Adjusted Net Operating Income" to the contrary, if the period for which Adjusted Net Operating Income is being calculated includes periods prior to the Closing Date, Adjusted Net Operating Income shall be calculated for such period based on the applicable pro rata portion of Base Adjusted NOI.

            "Advisor" means Nomura Securities International, Inc.

            "Affiliate" of any specified Person means any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controls", "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

            "Allocated Loan Amount" means the portion of the Loan Amount allocated to each Parcel as set forth on Exhibit D hereto, as such amounts shall be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Principal Indebtedness, each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such principal payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts (prior to the adjustment in question). Notwithstanding the foregoing sentence to the contrary, when the Principal Indebtedness is reduced as a result of Lender's receipt of proceeds with respect to a Taking or casualty affecting one hundred percent (100%) of a Parcel, the Allocated Loan Amount for such Parcel with respect to which the proceeds were received shall, at Lender's sole discretion, be reduced to zero (such Allocated Loan Amount prior to reduction being referred to as the "Withdrawn Allocated Amount"), and each other Allocated Loan Amount shall, if the Withdrawn Allocated Amount exceeds the proceeds (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of (1) the Proceeds Deficiency and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Withdrawn Allocated Amount.

            "Amortized Amount" means, with respect to any time, an amount determined by Lender equal to the amount that the outstanding Principal Indebtedness would have been at such time if (i) the Loan Amount on the Closing Date had been $34,000,000, (ii) the Interest Rate on the Closing Date had been 7.32%, (iii) the amortization schedule on the Closing Date had been based on 321 months and
(iv) Borrower had made all regularly scheduled payments with respect to the Loan with the parameters set forth in clauses (i) through (iii) above prior to such time.

            "Annual Operating Budget" means an annual budget for the operations of the Facility (broken down on a month-by-month basis) prepared and submitted by Borrower to Lender (i) on the Optional Prepayment Date for the period of time commencing on the Optional Prepayment Date to and including the last day of the calendar year in which the Optional Prepayment Date occurs and (ii) on each December 1, for each succeeding calendar year, all in form and substance reasonably satisfactory to Lender and as reasonably approved by Lender, as the same shall be amended by Borrower from time to time, with Lender's written consent. Lender's approval shall be deemed given if Lender does not respond to Borrower's proposed budget within thirty (30) days of Lender's receipt thereof.

            "Appraisals" means the appraisals, if any, with respect to the Facility delivered to Lender in connection with the Loan and any more recent appraisal of any Facility delivered to Lender or Lender's servicer, as applicable, each made by an Appraiser at the request of Borrower or Lender, as any of the same may be updated by recertification from time to time (and pursuant to the terms of this Agreement) by the Appraiser performing such Appraisal.

            "Appraiser" means any reputable Independent appraiser selected by Borrower, and reasonably satisfactory to Lender, which is (i) a member of the Appraisal Institute with a national practice and who has at least ten (10) years experience with real estate of the same type and in the geographic area of the Facility to be appraised or (ii) otherwise acceptable to Lender. Lender acknowledges that CB Commercial is an acceptable Appraiser.

            "Appurtenant Rights" has the meaning set forth in the Mortgage.

            "Assignment of Agreements" means, with respect to the Facility, a first priority Assignment of Management Agreement and Agreements Affecting Real Estate, in form and substance satisfactory to Lender, dated as of the Closing Date, from Borrower, as assignor, to Lender, as assignee, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

            "Assignment of Leases" means, with respect to the Facility, a first priority Assignment of Leases and Rents, in form and substance satisfactory to Lender, dated as of the Closing Date, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's right, title and interest in and to the Leases and the Rents, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

            "Base Adjusted NOI" means the amount shown on Exhibit B.

            "Base Payment" has the meaning provided in Section 2.5(c).

            "Basic Carrying Costs" means the following costs with respect to the
Facility: (i) real property taxes and assessments applicable to the Facility; and (ii) insurance premiums for policies of insurance required or permitted to be maintained by Borrower pursuant to this Agreement or the other Loan Documents.

            "Basic Carrying Costs Monthly Installment" means, with respect to the Facility, Lender's reasonable and good faith estimate of one-twelfth (1/12th) of the annual amount of the Basic Carrying Costs (provided, that Lender may calculate reasonably and in good faith the monthly amount to assure that funds are reserved in sufficient amounts to enable the payment of all Basic Carrying Costs thirty (30) days prior to their respective due dates). If the Basic Carrying Costs for the then current Fiscal Year or payment period are not ascertainable by Lender at the time a monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be Lender's reasonable and good faith estimate based on one-twelfth (1/12th) of the aggregate Basic Carrying Costs for the prior Fiscal Year or payment period, with reasonable adjustments as determined by Lender. As soon as the Basic Carrying Costs are fixed for the then current Fiscal Year or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior Basic Carrying Costs Monthly Installments.

            "Basic Carrying Costs Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11 relating to the payment of Basic Carrying Costs.

            "Borrower" has the meaning provided in the preamble to this Agreement.

            "Business Day" means any day other than (i) a Saturday or a Sunday, and (ii) a day on which federally insured depository institutions in New York, New York, Dallas, Texas or any jurisdiction in which the Facility, Cash Collateral Account or Collection Account is located, are authorized or obligated by law, regulation, governmental decree or executive order to be closed.

            "Capital Improvement Costs" means costs incurred by Borrower in connection with capital improvements to the Facility, which approval shall not be unreasonably withheld or delayed, and costs for work described in the Engineering Reports delivered to Lender at or prior to the Closing Date.

            "Capital Reserve Amount" means the amount shown as such on Exhibit
B.

            "Capital Reserve Monthly Installment" means an amount equal to one-twelfth (1/12th) of the Capital Reserve Amount.

            "Capital Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11 relating to the payment of Capital Improvement Costs.

            "Cash Collateral Account" has the meaning provided in Section
2.11(b).

            "Cash Collateral Account Bank" means the bank which holds the Cash Collateral Account.

            "Cash Management Event" shall mean any one or more of the following:
(i) a Late Payment; (ii) a Default (other than a Late Payment) or an Event of Default; or (iii) the Optional Prepayment Date.

            "Casualty Prepayment Amount" means, with respect to any Insurance Proceeds, a portion of the Insurance Proceeds determined by Lender (at the time immediately prior to the payment of such amount to Lender) equal to (i) if the amount of the Insurance Proceeds is less than or equal to the Amortized Amount at such time, the product obtained by multiplying (a) the amount of such Insurance Proceeds by
(b) the quotient obtained by dividing (1) the outstanding Principal Indebtedness at such time by (2) the Amortized Amount at such time or (ii) if the amount of the Insurance Proceeds is greater than the Amortized Amount at such time, the outstanding Principal Indebtedness at such time; provided, however, that after the Optional Prepayment Date, the Casualty Prepayment Amount shall equal the lesser of (x) amount of the Insurance Proceeds and (y) outstanding Indebtedness at such time.

            "Casualty Return-of-Fee Amount" means, with respect to any Insurance Proceeds, a portion of the Insurance Proceeds determined by Lender (at the time immediately prior to the payment of such amount to Lender) equal to (i) if the amount of the Insurance Proceeds is less than or equal to the Amortized Amount at such time, the excess of the amount of the Insurance Proceeds over the Casualty Prepayment Amount at such time or (ii) if the amount of the Insurance Proceeds is greater than the Amortized Amount at such time, the excess of the Amortized Amount at such time over the outstanding Principal Indebtedness at such time; provided, however, that after the Optional Prepayment Date, the Casualty Return-of-Fee Amount shall be zero.

            "Closing Date" means the date of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, together with applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "Collateral" means, to the extent the Borrower has an interest therein, collectively, the Accounts, Account Collateral, Appurtenant Rights, Equipment, General Intangibles, goods, Improvements, Instruments, Inventory, Leases, Land, Money, Permitted Investments, (to the full extent assignable) Permits, Rents, investment properties, and letters of credit, and all Proceeds and products of any of the foregoing, all whether now owned or hereafter acquired, and all other property which is or hereafter may become subject to a Lien in favor of Lender.

            "Collateral Security Instrument" means any right, document or instrument, other than the Mortgage, given as security for the Loan (including, without limitation, the Assignment of Leases, the Assignment of Agreements, and the Manager's Subordination), in each case as the same may hereafter from time to time be supplemented, amended, extended or modified by one or more written agreements supplemental thereto.

            "Collection Account" has the meaning provided in Section 2.11(a).

            "Collection Account Agreement" has the meaning set forth in Section 2.11(b).

            "Collection Account Bank" means the collection bank for the Facility and any successor bank hereafter selected by Borrower and approved by Lender in accordance with the Collection Account Agreement.

            "Condemnation Prepayment Amount" means, with respect to any Condemnation Proceeds, a portion of the Condemnation Proceeds determined by Lender (at the time immediately prior to the payment of such amount to Lender) equal to (i) if the amount of the Condemnation Proceeds is less than or equal to the Amortized Amount at such time, the product obtained by multiplying (a) the amount of such Condemnation Proceeds by (b) the quotient obtained by dividing
(1) the outstanding Principal Indebtedness at such time by (2) the Amortized Amount at such time or (ii) if the amount of the Condemnation Proceeds is greater than the Amortized Amount at such time, the outstanding Principal Indebtedness at such time; provided, however, that after the Optional Prepayment Date, the Condemnation Prepayment Amount shall equal the lesser of (x) amount of the Condemnation Proceeds and (y) the outstanding Indebtedness at that time.

            "Condemnation Proceeds" has the meaning provided in the Mortgage.

            "Condemnation Return-of-Fee Amount" means, with respect to any Condemnation Proceeds, a portion of the Condemnation Proceeds determined by Lender (at the time immediately prior to the payment of such amount to Lender) equal to (i) if the amount of the Condemnation Proceeds is less than or equal to the Amortized Amount at such time, the excess of the amount of the Condemnation Proceeds over the Condemnation Prepayment Amount at such time or (ii) if the amount of the Condemnation Proceeds is greater than the Amortized Amount at such time, the excess of the Amortized Amount at such time over the outstanding Principal Indebtedness at such time; provided, however, that after the Optional Prepayment Date, the Condemnation Return-of-Fee Amount shall equal zero.

            "Contingent Obligation" means any obligation of Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of Borrower, whether or not contingent; (i) to purchase any such primary obligation, or any property constituting direct or indirect security therefor;
(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner or obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner or obligee under such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming that Borrower is required to perform thereunder) as determined by Lender in good faith.

            "Current Interest Accrual Period" has the meaning provided in
Section 2.11(g).

            "Debt Service" means, for any period, the aggregate of all principal, interest payments, Default Rate interest, Late Charges and Yield Maintenance Premium that accrue or are due and payable in accordance with the Loan Documents during such period.

            "Debt Service Coverage Ratio" or "DSCR" means, for any period, the quotient obtained by dividing Adjusted Net Operating Income for the specified period by the aggregate amount of the Base Payments due for such period.

            "Debt Service Payment Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11 relating to the payment of Debt Service.

            "Deed of Trust Trustee" means the Trustee, if any, under the Mortgage.

            "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

            "Default Collateral" has the meaning provided in Section 8.14.

            "Default Rate" means the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) the Interest Rate plus five percent (5%).

            "Defeasance Debt Service Coverage Ratio" means, in respect of any period, the quotient obtained by dividing (i) Adjusted Net Operating Income of that portion of the Facility remaining after a partial defeasance pursuant to
Section 2.10 by (ii) the aggregate amount of the Base Payments due for such period minus the payments Lender would have received had the relevant U.S. Obligations referred to in Section 2.10 been held as security for the Note for such period.

            "Defeasance Deposit" means the following in each of the following circumstances:

                 (i) in the case of a total defeasance of the Loan and the
            Facility pursuant to Section 2.10, "Defeasance Deposit" means the amount that will be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, successive scheduled Payment Dates (after the Defeasance Release
            Date) upon which Payment Dates interest and principal payments would be required under the Note as though the maturity date of the Note was the Optional Prepayment Date and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note as if the maturity date of the Note was the Optional Prepayment Date (but without any adjustment of the monthly amortization schedule); or

                 (ii) in the case of a partial defeasance of the Loan on
            a Parcel-by-Parcel basis pursuant to Section 2.10, "Defeasance Deposit" means the amount that will be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, the successive scheduled Payment Dates (after the date of such voluntary defeasance) upon which Payment Dates interest and principal payments would be required under the Note as though the maturity date of the Note was the Optional Prepayment Date, (B) in amounts sufficient to cause the Defeasance Debt Service Coverage Ratio to equal the greater of (x) 1.20:1 and (y) the Debt Service Coverage Ratio (calculated on the basis of the prior twelve (12) calendar months) for all Parcels as of the Payment Date immediately preceding the Defeasance Release Date and (C) in amounts sufficient to pay all scheduled principal and interest payments on the Note (1) as if the maturity date of the Note was the Optional Prepayment Date (but without any adjustment of the monthly amortization schedule) and (2) as if the outstanding principal indebtedness due under the Note was an amount equal to one hundred twenty percent (120%) of the Allocated Loan Amount for the Parcel being defeased; and

                 (iii) in the case of a partial defeasance of the Loan pursuant to Section 5.1(P), "Defeasance Deposit" means the amount that will be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, the successive scheduled Payment Dates (after the date of such voluntary defeasance) upon which Payment Dates interest and principal payments would be required under the Note as though the maturity date of the Note was the Optional Prepayment Date and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note (1) as if the maturity date of the Note was the Optional Prepayment Date (but without any adjustment of the monthly amortization schedule) and (2) as if the outstanding principal indebtedness due under the Note was an amount equal to the amount required to be defeased pursuant to Section 5.1(P) in connection with such partial defeasance.

            "Defeasance Release Date" has the meaning provided in Section
2.10(d).

            "Eligible Account" means (i) an account maintained with a federal or state chartered depository institution or trust company whose (x) commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1 by each Rating Agency if the deposits in such account are to be held in such account for thirty (30) days or less or (y) long-term unsecured debt obligations are rated at least AA- by each Rating Agency if the deposits in such account are to be held in such account for more than thirty (30) days; or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. ss. 9.10(b); or
(iii)
an account otherwise acceptable to each Rating Agency, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization.

            "Engineer" means any reputable Independent engineer, properly licensed in the relevant jurisdiction and approved by Lender which approval shall not be unreasonably withheld or delayed. Lender acknowledges that LGI is an approved Engineer.

            "Engineering Report(s)" means the property condition report(s) with respect to the Facility (i) prepared by an Engineer, (ii) addressed to Lender,
(iii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion, and (iv) in form and content acceptable to Lender in Lender's reasonable discretion, together with any amendments or supplements thereto.

            "Entity" means a limited partnership.

            "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand, decree or other written communication by any Person or Governmental Authority requiring, alleging or asserting liability against Borrower, or the Facility, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on, resulting from or related to: (i) the presence, Use, Release or threatened Release of any Hazardous Substance originating at or from, or otherwise affecting the Facility or any part thereof; (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower or otherwise affecting the Facility or any part thereof; or (iii) any alleged injury or threat of injury to health, safety or the environment by Borrower or otherwise affecting the Facility or any part thereof.

            "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules, regulations or ordinances, each as amended from time to time, any judicial or administrative orders, decrees, settlement agreements or judgments thereunder, and any Permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment, health or safety, or the Release or threatened Release, or otherwise relating to the presence or Use of Hazardous Substances.

            "Environmental Report(s)" means, with respect to the Facility, environmental audit report(s) (i) prepared by a reputable environmental Engineer approved by Lender in Lender's reasonable discretion, (ii) addressed to Lender,
(iii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion, and (iv) in form and content acceptable to Lender in Lender's reasonable discretion, together with any amendments or supplements thereto delivered to Lender. Lender acknowledges that LGI is an approved environmental Engineer.

            "Equipment" means, to the extent that Borrower has an ownership interest therein, all fixtures, appliances, machinery, furniture, furnishings, decorations, tools and supplies, now owned or hereafter acquired, including but not limited to, all beds, linen, radios, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, restaurant and kitchen equipment, and supplies, any building equipment, including but not limited to, all heating, lighting, incinerating, waste removal and power equipment, engines, pipes, tanks, motors, conduits, switchboards, security and alarm systems, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigeration, ventilating, and communications apparatus, air cooling and air conditioning apparatus, escalators, elevators, ducts, and compressors, materials and supplies, and all other machinery, apparatus, equipment, fixtures and fittings now owned or hereafter acquired by the Borrower, any portion thereof or any appurtenances thereto, together with all additions, replacements, parts, fittings, accessions, attachments, accessories, modifications and alterations of any of the foregoing, to the extent relating to any Facility. In addition to the foregoing, the term "Equipment" shall include the meaning as such term has in the UCC.

            "Equity Interests" means limited partnership interests in Borrower; provided, however, Equity Interests shall not include any direct or indirect legal or beneficial ownership interest, or any other interest of any nature or kind whatsoever, of any SPE Equity Owner in Borrower or in any other SPE Equity Owner, as applicable.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code, of which Borrower is a member, and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code, of which Borrower is a member.

            "Event of Default" has the meaning set forth in Section 7.1.

            "Event of Default Return-of-Fee Amount" means, with respect to any time, an amount determined by Lender (at the time immediately prior to the payment of such amount to Lender), which amount is intended to be a repayment by Borrower to Lender on account of the fee Lender actually paid to Borrower as set forth in Section 8.32(ii), and which amount is equal to the excess of (i) the Amortized Amount at such time over (ii) the outstanding Principal Indebtedness at such time.

            "Excess Cash Flow" has the meaning set forth in Section 2.11(g).

            "Extra Funds" has the meaning set forth in Section 2.11(f).

            "Facility" means the Land, Improvements and Equipment and all other Collateral.

            "Fiscal Year" means the 12-month period ending on December 31 of each year or such other fiscal year of Borrower as Borrower may select from time to time with at least thirty (30) days prior written notice to Lender.

            "Fleet" means Home Equity USA, Inc., formerly known as Fleet Finance, Inc.

            "Fleet Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account maintained and established pursuant to Section 2.11.

            "GAAP" means generally accepted accounting principles consistently applied in the United States of America as of the date of the applicable financial report.

            "General Intangibles" has the meaning provided in the Mortgage.

            "Governmental Authority" means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Borrower, the Facility, or any SPE Equity Owner, or any Person with jurisdiction over Borrower, the Facility or any SPE Equity Owner, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Gross Revenue" means the total dollar amount of all income and receipts whatsoever received by Borrower with respect to the Facility, including, without limitation, all Rents (but excluding security deposits) and Money.

            "Hazardous Substance" means: (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, the presence, generation, Use, transportation, storage or disposal of or exposure to which (x) is regulated or could lead to liability under any Environmental Law or (y) is subject to notice or reporting requirements under any Environmental Law, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law or (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

            "Impositions" has the meaning provided in the Mortgage.

            "Improvements" has the meaning provided in the Mortgage.

            "Indebtedness" means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or any of the other Loan Documents.

            "Indemnified Party" shall have the meaning set forth in Section
8.29.

            "Independent" means, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower (including, without limitation, in any SPE Equity Owner), (ii) is not connected with Borrower or any Affiliate of Borrower (including, without limitation, any SPE Equity Owner), as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director or person performing similar functions, and
(iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

            "Independent Director" means a duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five
(5) years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.

            "Initial Basic Carrying Costs Amount" means the amount shown as such on Exhibit B.

            "Initial Capital Reserve Amount" means the amount shown as such on Exhibit B.

            "Initial DSCR" means the amount shown as such on Exhibit B.

            "Initial Fleet Reserve Amount" shall mean $500,000.

            "Initial Interest Rate" means 8.50% per annum.

            "Initial Securitization Expense Amount" means the amount shown as such on Exhibit B.

            "Initial Tenant Rollover Reserve Amount" shall mean $1,000,000.00.

            "Instruments" has the meaning provided in the Mortgage.

            "Insurance Proceeds" has the meaning provided in the Mortgage.

            "Insurance Requirements" has the meaning provided in the Mortgage.

            "Interest Accrual Period" means each period of time running from and including the eleventh (11th) day of a calendar month to and including the tenth
(10th) day of the following calendar month during the term of the Loan. If the Closing Date shall occur prior to the tenth (10th) day of a calendar month, the first Interest Accrual Period shall commence on and include the Closing Date and end on and include the tenth (10th) day of the calendar month in which the Closing Date occurs. If the Closing Date shall occur after the tenth (10th) day of a calendar month, the first Interest Accrual Period shall commence on the Closing Date and end on and include the tenth (10th) day of the calendar month following the month in which the Closing Date occurs. If the Closing Date shall occur on the tenth (10th) day of a calendar month, the first Interest Accrual Period shall consist of a one (1) day period consisting of the Closing Date.

            "Interest Rate" means, as applicable, before the Optional Prepayment Date, the Initial Interest Rate and, on and after the Optional Prepayment Date, the Revised Interest Rate.

            "Inventory" has the meaning provided in the Mortgage.

            "Investor" has the meaning provided in Section 8.27.

            "Issuer" means any issuer of securities issued in connection with a Securitization.

            "Land" has the meaning provided in the Mortgage.

            "Late Charge" means the lesser of (i) five percent (5%) of any unpaid amount and (ii) the maximum late charge permitted to be charged under the laws of the State of New York.

            "Late Payment" means Borrower's failure to pay any amount due to Lender hereunder when due, without giving effect to any cure period, if any.

            "Leases" has the meaning provided in the Mortgage.

            "Legal Requirements" means all statutes, laws, rules, orders, regulations, ordinances, judgments, orders, decrees and injunctions of Governmental Authorities affecting Borrower, the Loan Documents, the Facility or any part thereof, or the ownership, construction, use, alteration or operation thereof, or any part thereof, enacted or entered and in force as of the relevant date, and all Permits and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Facility or any part thereof, including, without limitation, any which (i) may require repairs, modifications, or alterations in or to the Facility or any part thereof, or (ii) in any way limit the use and enjoyment thereof, and further including, without limitation, all Environmental Laws and the Americans with Disabilities Act, as they may be amended from time to time, together with all regulations promulgated pursuant thereto or in connection therewith.

            "LGI" means Lexington Group International, Inc.

            "Lender" has the meaning provided in the preamble to this Agreement.

            "Liabilities" has the meaning set forth in Section 2.13.

            "Lien" means any mortgage, deed of trust, deed to secure debt, lien (statutory or other), pledge, easement, restrictive covenant, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the Facility or any portion thereof or any Collateral or the Borrower, or any interest in any of the foregoing, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

            "Loan" has the meaning provided in the Recitals hereto.

            "Loan Amount" has the meaning provided in the Recitals hereto.

            "Loan Documents" means, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Assignment of Agreements, the Manager's Subordination, the Collection Account Agreement, and all other agreements, instruments, certificates and documents executed or delivered by or on behalf of Borrower or any Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement, the Mortgage or the other documents listed above.

            "Losses" has the meaning provided in Section 5.1(I).

            "Management Agreement" means the Management Agreement entered into between Manager and Borrower pertaining to the management of the Facility in the form attached to the Manager's Subordination.

            "Manager" means Hallwood Commercial Real Estate, Inc., as Manager of the Facility, or any successor or assignee, provided that each successor or assignee shall be reasonably acceptable to Lender in Lender's discretion.

            "Manager's Subordination" means the Manager's Consent and Subordination of Management Agreement in form and substance satisfactory to Lender, dated as of the Closing Date, executed by Manager, Borrower and Lender, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

            "Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or (iii) the value of (x) the Collateral taken as a whole or (y) the Facility.

            "Material Lease" has the meaning set forth in the Mortgage.

            "Maturity Date" means April 11, 2028 or such earlier date resulting from acceleration of the Indebtedness by Lender.

            "Maximum Amount" means the maximum rate of interest designated by applicable laws relating to payment of interest and usury.

            "Money" means all moneys, cash, rights to deposit or savings accounts, credit card receipts, rents or other items of legal tender obtained from or for use in connection with the ownership or operation of the Facility.

            "Mortgage" means the first priority Deed to Secure Debt, Assignment of Rents and Security Agreement or such other comparable document which is customarily used by prudent lenders in the jurisdiction in which the Facility is located, in form and substance satisfactory to Lender in Lender's discretion, dated as of the Closing Date, granted by Borrower to Lender (or, in the case of a Deed of Trust, to Deed of Trust Trustee for the benefit of Lender) with respect to the Facility as security for the Loan, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

            "Mortgaged Property" means, as applicable, the "Mortgaged Property" or the "Trust Estate" as defined in the Mortgage.

            "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "Net Operating Income" means for any period the excess, if any, of Operating Income for such period over Operating Expenses for such period.

            "Note" means and refers to the promissory note, in form and substance satisfactory to Lender in Lender's discretion, dated the Closing Date, made by Borrower to Lender pursuant to this Agreement as such promissory note may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof.

            "Officer's Certificate" means a certificate of the Borrower which is signed by an authorized officer of the corporate managing member of Borrower's general partner.

            "Operating Expense Certificate" means a certificate of the Borrower in the form attached hereto as Exhibit A.

            "Operating Expense Monthly Installment" means, with respect to a given calendar month, the amount shown on the Annual Operating Budget for such period.

            "Operating Expense Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11 relating to the payment of operating expenses, as reasonably approved by Lender.

            "Operating Expenses" means, for any period, all expenditures by Borrower as and to the extent required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of the Facility, including, without limitation or duplication:

                 (i) expenses in connection with cleaning, repair, replacement, painting and maintenance;

                 (ii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of Borrower or any Affiliate engaged in repair, operation, maintenance of the Facility or service to tenants, patrons or guests of the Facility, as applicable;

                 (iii) any management fees and expenses;

                 (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services;

                 (v)   the cost of cleaning supplies;

                 (vi) Impositions; (but excluding income, franchise and single business, taxes of the Borrower or any partner thereof);

                 (vii) business interruption, liability, casualty and fidel insurance premiums;

                 (viii) legal, accounting and other professional fees and
            expenses incurred in connection with the ownership, leasing or operation of the Facility, including, without limitation, collection costs and expenses;

                 (ix) costs and expenses of security and security systems;

                 (x) trash removal and exterminating costs and expenses;

                 (xi) advertising and marketing costs;

                 (xii) costs of environmental audits and monitoring,
            environmental, investigation, remediation or other response actions or any other expenses incurred with respect to compliance with Environmental Laws; and

                 (xiii) all other ongoing expenses which in accordance
            with GAAP are required to be or are included in Borrower's annual financial statements as operating expenses of the Facility.

Notwithstanding the foregoing, Operating Expenses shall not include (v) any item of expense paid by a Person other than Borrower and not reimbursed by Borrower,
(w) any capital improvement costs, (x) depreciation, amortization, income taxes and other non-cash charges, (y) any extraordinary items not normally considered an operating expense in accordance with GAAP or (z) Debt Service and other payments in connection with the Indebtedness.

            "Operating Income" means, for any period, for Borrower, all regular ongoing income of Borrower during such period from the operation of the Facility, including, without limitation:


                 (i) all amounts payable as Rents (other than security deposits)
            and all other amounts payable under Leases or other third party agreements relating to the ownership and operation of the Facility;

                 (ii) business interruption insurance proceeds; and

                 (iii) all other amounts which in accordance with GAAP are
            required to be or are included in Borrower's annual financial statements as operating income of the Facility.

Notwithstanding the foregoing, Operating Income shall not include (u) security deposits, (v) any Condemnation Proceeds or Insurance Proceeds, (w) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of one or more of the Parcels, (x) any Rent attributable to a Lease prior to the date on which the actual payment of Rent is required to be made thereunder, (y) any item of income otherwise includable in Operating Income but paid directly to a Person other than the Borrower provided, that Operating Income shall include payments of Rent (other than security deposits) which are paid directly to Manager, or (z) security deposits received from tenants until forfeited.

            "Optional Prepayment Date" means April 11, 2008.

            "Other Borrowings" means, without duplication (but not including the Indebtedness or any Transaction Costs payable in connection with the Transactions), (i) all indebtedness of Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of Borrower and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of Borrower secured by a Lien on any property owned by Borrower whether or not such indebtedness has been assumed, (v) all Contingent Obligations of Borrower, and (vi) all payment obligations of Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

            "Parcel" means each separate tax lot identified on Exhibit D hereto.

            "Payment Date" means the eleventh (11th) day of each calendar month during the term of the Loan; provided, however, that for purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the eleventh (11th) day of a given month shall not be a Business Day, then the Payment Date for such month shall be the next succeeding Business Day.

            "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

            "PCBs" has the meaning provided in the definition of "Hazardous Substance".

            "Permits" has the meaning provided in the Mortgage.

            "Permitted Encumbrances" means, with respect to the Facility, collectively, (i) the Lien created by the Mortgage or the other Loan Documents,
(ii) all Liens and other matters disclosed in the Title Insurance Policy concerning the Facility, or any part thereof (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with the Mortgage, (iv) subject to Section 2.6(b) of the Mortgage, any mechanics' and materialmen's Liens deleted from the exceptions to, or affirmatively insured against collection with respect to, the Facility under the Title Insurance Policy, (v) without limiting the foregoing, any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature which may be granted by Borrower after the Closing Date and which do not materially and adversely affect (a) the ability of Borrower to pay any of its obligations to any Person as and when due,
(b) the marketability of title to the Facility, (c) the fair market value of the Facility, or (d) the use or operation of the Facility as of the Closing Date and thereafter and (vi) any written Leases in effect and supplied to Lender on or before the Closing Date.

            "Permitted Investments" means any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day immediately preceding the date upon which the funds in the Cash Collateral Account are required to be drawn, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to Lender that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a
Securitization:

            (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business

                    Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (ii)    Federal Housing Administration debentures;

            (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
                    (D) such investments must not be subject to liquidation prior to their maturity;

            (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization), provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization), provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (vi) debt obligations with maturities of not more than 365 days and rated by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization), in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must
                    (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization), in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating,
                    (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (viii) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated "AAAm" or "AAAm-G" by S&P, or the equivalent by each other Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization);

            (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to Lender, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization; and

            (x) such other obligations as are acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Lender, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization;

provided, however, that, in the judgment of Lender, such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and provided further that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (iii) such investments have a maturity in excess of one year.

            "Permitted Transfers" shall mean: (i) Permitted Encumbrances; (ii) all transfers of worn out or obsolete furnishings, fixtures or equipment that are promptly replaced with property of equivalent value and functionality; (iii) provided that no Event of Default has occurred, all Leases which are not Material Leases; (iv) provided that no Event of Default has occurred, all Material Leases which have been approved by Lender in writing in Lender's discretion or which have been provided to Lender on or before the Closing Date;
(v) provided that no Event of Default has occurred, transfers of Equity Interests which in the aggregate during the term of the Loan (a) do not exceed forty-nine percent (49%) of the total interests in Borrower and (b) do not result in any partner's, member's or other Person's interest in Borrower exceeding forty-nine percent (49%) of the total interests in Borrower; (vi) provided that no Event of Default has occurred, any other transfer of Equity Interests provided that (a) prior to any Securitization, Lender shall have consented to such transfer or transfers, which consent shall not be unreasonably withheld or delayed, (b) after any Securitization, (1) Lender shall have consented to such transfer or transfers, which consent shall not be unreasonably withheld or delayed, and (2) the Rating Agencies shall have confirmed in writing that such transfer or transfers shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with such Securitization, (c) acceptable opinions relating to such transfer or transfers shall have been delivered by Borrower to Lender and the Rating Agencies (including, without limitation, bankruptcy opinions), and (d) Borrower pays all reasonable expenses incurred by Lender in connection with such transfer or transfers; and (vii) provided that no Event of Default has occurred, a transfer of the Facility to a single purchaser not more than one time during the term of the Loan, provided that prior to such transfer (a) prior to a Securitization, Lender shall have consented to such transfer, (b) after a Securitization, (1) Lender shall have consented to such transfer and (2) the Rating Agencies shall have confirmed in writing that such transfer or transfers shall not result in a downgrade, withdrawal or qualification of any securities issued in connection with such Securitization, (c) acceptable opinions relating to such transfer shall have been delivered by Borrower to Lender and to the Rating Agencies (including without limitation, bankruptcy opinions), (d) the transferee assumes in writing all obligations of the transferor under the Loan Documents and executes and delivers such other documentation as may be required by Lender or the Rating Agencies, and (e) Borrower pays all reasonable expenses incurred by Lender in connection with such transfer.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            "Plan" means an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Principal Indebtedness" means the principal amount of the entire Loan outstanding as the same may be increased or decreased, as a result of prepayment or otherwise, from time to time.

            "Proceeds" means all of Borrower's "proceeds," as such term is defined in the UCC, and, to the extent not included in such definition, all proceeds whether cash or non-cash, movable or immovable, tangible or intangible (including Insurance Proceeds, Condemnation Proceeds and proceeds of proceeds), from the Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral and all income, gain, credit, distributions and similar items from or with respect to the Collateral.

            "Rating Agencies" means Fitch Investors Service, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and S&P or any successor thereto, and any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with or in anticipation of a Securitization (each, individually a "Rating Agency").

            "Recourse Distributions" has the meaning provided in Section 8.14.

            "Release" means any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment of Hazardous Substances, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Remedial Work" has the meaning provided in Section 5.1(D)(i).


            "REMIC" means a real estate mortgage investment conduit as defined under Section 860D of the Code.

            "Rents has the meaning provided in the Mortgage.

            "Required Base Debt Service Payment" means all of the Required Debt Service Payment except for that portion of the Required Debt Service Payment which consists of payments of Excess Cash Flow which may be due and payable on and after the Optional Prepayment Date.

            "Required Debt Service Payment" means, on any Payment Date, the Debt Service then due and payable by Borrower.

            "Revised Interest Rate" means the greater of (i) the sum of the Initial Interest Rate plus five hundred (500) basis points, and (ii) as of the Optional Prepayment Date, the sum of the Twenty Year Treasury Rate plus six hundred and fifty-five (655) basis points, such Revised Interest Rate not to exceed the Maximum Amount.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

            "Secretary's Certificate" means a certificate signed by an authorized representative of the certifying entity in form and substance satisfactory to Lender in Lender's reasonable discretion dated as of the Closing Date.

            "Securitization" shall have the meaning provided in Section 2.13.

            "Securitization Closing Date" means the date on which a Securitization is effected.

            "Securitization Costs" shall have the meaning set forth in Section 2.13.

            "Securitization Expense Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11.

            "Security Agreement" has the meaning provided in Section 2.10(d).

            "Single-Purpose Entity" means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter
(i) was and will be organized solely for the purpose of (x) owning the Facility or (y) acting as the general partner of the limited partnership which owns the Facility or (z) acting as the managing member of the general partner of the limited partnership which owns the Facility, (ii) has not and will not engage in any business unrelated to (x) the ownership of the Facility or (y) acting as the general partner of the limited partnership which owns the Facility or (z) acting as the managing member of the general partner of the limited partnership which owns the Facility, (iii) has not and will not have any assets other than (x) those related to the Facility or (y) its partnership interest in the limited partnership which owns the Facility or (z) its member interest in the general partner of the limited partnership which owns the Facility, as applicable, (iv) has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer of partnership or membership or shareholder interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable), (v) if such entity is a limited partnership, has and will have as its only general partners, general partners which are and will be Single-Purpose Entities which are corporations or limited liability companies which are and will be Single-Purpose Entities having as their only managing members, managing members which are and will be Single-Purpose Entities which are corporations, (vi) if such entity is a corporation, at all relevant times, has and will have at least one Independent Director, (vii) the board of directors of such entity has not taken and will not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote,
(viii) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (ix) if such entity is a limited liability company, has and will have at least one member that is and will be a Single-Purpose Entity which is and will be a corporation, and such corporation is and will be the managing member of such limited liability company, (x) without the unanimous consent of all of the partners, directors (including without limitation all Independent Directors) or members, as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; (c) make any assignment for the benefit of such entity's creditors; or (d) take any action that might cause such entity to become insolvent, (xi) has maintained and will maintain its accounts, books and records separate from any other person or entity, (xii) has maintained and will maintain its books, records, resolutions and agreements as official records, (xiii) has not commingled and will not commingle its funds or assets with those of any other entity, (xiv) has held and will hold its assets in its own name, (xv) has conducted and will conduct its business in its name or the name "Executive Park", (xvi) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity, (xvii) has paid and will pay its own liabilities out of its own funds and assets, (xviii) has observed and will observe all partnership, corporate or limited liability company formalities as applicable, (xix) has maintained and will maintain an arms-length relationship with its affiliates, (xx) (a) if such entity owns the Facility, has and will have no indebtedness other than the Indebtedness and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Facility which (1) do not exceed, at any time, a maximum amount of three percent (3%) of the Loan Amount and (2) are paid within thirty (30) days of the date invoiced (except for leasing commissions which shall be paid within thirty (30) days of the date due) or (b) if such entity acts as the general partner of a limited partnership which owns the Facility, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Facility which (1) do not exceed, at any time, Ten Thousand Dollars ($10,000.00) and (2) are paid within thirty (30) days of the date incurred, or (c) if such entity acts as a managing member of the general partner of the limited partnership which owns the Facility, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which acts as the general partner of the limited partnership which owns the Facility which (1) do not exceed, at any time, Ten Thousand Dollars ($10,000.00) and (2) are paid within thirty (30) days of the date incurred, (xxi) has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity except for the Indebtedness, (xxii) has not acquired and will not acquire obligations or securities of its partners, members or shareholders, (xxiii) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and use separate stationery, invoices and checks, (xxiv) except pursuant hereto, has not and will not pledge its assets for the benefit of any other person or entity, (xxv) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (xxvi) has not made and will not make loans to any person or entity, (xxvii) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it, (xxviii) if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision, (xxix) has not entered and will not enter into or be a party to, any transaction with its partners, members, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (xxx) has paid and will pay the salaries of its own employees from its own funds, (xxxi) has maintained and will maintain adequate capital in light of its

                                                                             34
contemplated business operations and (xxxii) if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision.

            "SPE Equity Owner" means HRP 98, L.L.C., a Delaware limited liability company and HWG 98 Advisors, Inc., a Delaware corporation.

            "SPE Equity Owner's Certificate" means the SPE Equity Owner's Certificate in form and substance satisfactory to Lender dated as of the Closing Date.

            "Start-Up Day" means the "start-up day," within the meaning of
Section 860G(a)(9) of the Code, of any REMIC that holds the Note.

            "Sub-Account" shall have the meaning provided in Section 2.11(c).

            "Successor Obligor" has the meaning provided in Section 2.10(h).

            "Survey" means a survey of the Facility satisfactory to Lender, (i) prepared by a registered Independent surveyor satisfactory to Lender and Title Insurer, (ii) together with a metes and bounds legal description of the land corresponding with the survey and containing the Surveyor's Certification, and
(iii) prepared based on a scope of work determined by Lender in Lender's discretion. Lender acknowledges that Mayes, Sudderth & Etheredge, Inc. is a satisfactory surveyor.

            "Surveyor's Certification" means a surveyor's certification in form and substance satisfactory to Lender.

            "Taking" has the meaning provided in the Mortgage.

            "Tax Fair Market Value" means, with respect to the Facility, the fair market value of the Facility, and (x) shall not include the value of any personal property or other property that is not an "interest in real property" within the meaning of Treasury Regulation ss.ss.1.860G-2 and 1.856-3(c), or is not "qualifying real property" within the meaning of Treasury Regulation ss.1.593-11(b)(iv), and (y) shall be reduced by the "adjusted issue price" (within the meaning of Code ss. 1272(a)(4)) (the "Tax Adjusted

Issue Price") of any indebtedness, other than the Loan, secured by a Lien affecting the Facility, which Lien is prior to or on a parity with the Lien created under the Mortgage.

            "Tenant Rollover Monthly Installment" means $75,000 or such lesser amount which would result in a balance of $1,000,000 in the Tenant Rollover Reserve Sub-Account; provided, however, that at the end of the ninth Interest Accrual Period following any particular disbursement from the Tenant Rollover Reserve Sub-Account the amount of such disbursement will have been replenished.

            "Tenant Rollover Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.11 relating to the payment of tenant rollover costs.

            "Title Instruction Letter" means Lender's instruction letter in form and substance satisfactory to Lender in Lender's reasonable discretion.

            "Title Insurance Policy" means a loan policy of title insurance for the Facility issued by Title Insurer with respect to the Facility in an amount acceptable to Lender and insuring the first priority lien in favor of Lender created by the Mortgage, in each case acceptable to Lender in Lender's reasonable discretion.

            "Title Insurer" means Lawyers Title Insurance Company and any reinsurer reasonably required by Lender and/or any other nationally recognized title insurance company acceptable to Lender in Lender's reasonable discretion; provided, however, that the reinsurer of any Title Insurance Policy may include, in amounts acceptable to Lender, First American Title Insurance Company and Stewart Title Insurance Company.

            "Transaction Costs" means all fees, costs, expenses and disbursements paid or payable by Borrower relating to the Transactions, including, without limitation, all structuring fees, appraisal fees, legal fees, accounting fees and the costs and expenses described in Section 8.24.

            "Transactions" means the transactions contemplated by the Loan Documents.

            "Transfer" means any conveyance, transfer (including, without limitation, any transfer of any direct or indirect legal or beneficial interest (including, without limitation, any profit interest) in Borrower or any SPE Equity Owner), sale, Lease (including, without limitation, any amendment, extension, modification, waiver or renewal thereof), or Lien, whether by law or otherwise, of, on or affecting any Collateral, Borrower or any SPE Equity Owner, other than a Permitted Transfer.

            "Twenty Year Treasury Rate" means the yield, calculated by linear interpolation (rounded to three decimal places) of the yields of United States Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable United States Treasury obligations having maturities as close as possible to twenty (20) years from the Optional Prepayment Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Lender for the week prior to the Optional Prepayment Date.

            "UCC" means, with respect to any Collateral, the Uniform Commercial Code in effect in the jurisdiction in which the relevant Collateral is located.

            "UCC Searches" has the meaning provided in Section 3.1.

            "U.S. Obligations" means obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America.

            "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation to or from the property by any Person of any Hazardous Substance.

            "Yield Maintenance Premium" means, if all or any portion of the Note is accelerated, an amount determined by Lender in its discretion (at the time immediately prior to the payment of such amount to Lender) equal to the excess of (i) the amount that, when added to all amounts otherwise due as a result of such acceleration (except for the Event of Default Return-of-Fee Amount at such time), would be sufficient to purchase U.S. Obligations (a) having maturity dates on or prior to, but as close as possible to, successive scheduled Payment Dates (after the date of such acceleration of the Note) upon which Payment Dates interest and principal payments would be required under the Note as though the Maturity Date of the Note was the Optional Prepayment Date and (b) in amounts sufficient to pay all scheduled principal and interest payments on the Note as if the Maturity Date of the Note was the Optional Prepayment Date (but without any adjustment of the monthly amortization schedule) over (ii) the Event of Default Return-of-Fee Amount at such time; provided, however, under no circumstances shall the Yield Maintenance Premium be less than zero.

                                   ARTICLE II

                                  GENERAL TERMS

            Section 2.1. Amount of the Loan. Lender shall lend to Borrower a total aggregate amount equal to the Loan Amount.

            Section 2.2. Use of Proceeds. Proceeds of the Loan shall be used for the following purposes: (a) to pay off the existing indebtedness secured by the Facility (b) to pay the refinancing costs for the Facility owned by Borrower,
(c) to fund any upfront reserves or escrow amounts required hereunder, and (d) to pay any Transaction Costs. Any excess will be available to Borrower and may be used for any lawful purpose.

            Section 2.3. Security for the Loan. The Note and Borrower's obligations hereunder and under the other Loan Documents shall be secured by the Mortgage, the Assignment of Leases, the Assignment of Agreements, the Manager's Subordination, and the security interests and Liens granted in this Agreement and in the other Loan Documents.

                          Section 2.4. Borrower's Note.

            (a) Borrower's obligation to pay the principal of and interest on the Loan (including Late Charges, Default Rate interest, and the Yield Maintenance Premium, if any), shall be evidenced by this Agreement and by the Note, duly executed and delivered by Borrower. The Note shall be payable as to principal, interest, Late Charges, Default Rate interest and Yield Maintenance Premium, if any, as specified in this Agreement, with a final maturity on the Maturity Date. Borrower shall pay all outstanding Indebtedness on the Maturity Date.

            (b) Lender is hereby authorized, at its option, to endorse on a schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal, interest, Late Charges, Default Rate interest and Yield Maintenance Premium, if any, in respect thereof, which schedule shall be made available to Borrower, at Borrower's sole cost and expense on reasonable advance notice, for examination at Lender's offices.

            Section 2.5. Principal and Interest Payments.


                  (a) Accrual of Interest before the Optional Prepayment Date. Before the Optional Prepayment Date, interest shall accrue on the outstanding principal balance of the Note and all other amounts due to Lender under the Loan Documents at the Initial Interest Rate.

                  (b) Accrual of Interest on or after the Optional Prepayment Date. Commencing on the Optional Prepayment Date, interest shall accrue on the outstanding principal balance of the Note and all other amounts due to Lender under the Loan Documents at the Revised Interest Rate.

                  (c) Monthly Base Payments of Principal and Interest at the Initial Interest Rate. On each Payment Date, Borrower shall pay to Lender a monthly constant payment as indicated on Exhibit B, which payment is based on the Initial Interest Rate and an amortization schedule of 360 months. Each payment required to be made by Borrower pursuant to this Section 2.5(c) is hereinafter sometimes referred to as a "Base Payment".

                  (d) Payments of Excess of Revised Interest Rate Over Initial Interest Rate. To the extent, for any period, that accrued interest at the Revised Interest Rate exceeds interest required to be paid hereunder for such period at the Initial Interest Rate (such amount, the "Accrued Interest"), Borrower shall only be required to pay such Accrued Interest after the outstanding principal balance of the Note has been paid in full. Unpaid Accrued Interest shall accrue interest at the Revised Interest Rate and shall be computed based on the actual number of days elapsed in each year over a 360 day year.

                  (e) Payment Dates. All payments required to be made pursuant to paragraphs (a) through (d) above shall be made beginning on the first Payment Date immediately after the end of the second Interest Accrual Period; provided, however, that Borrower shall pay interest for the first Interest Accrual Period on the Closing Date.

                  (f) Calculation of Interest. Interest shall accrue on the outstanding principal balance of the Loan and all other amounts due to Lender under the Loan Documents commencing upon the Closing Date. Interest shall accrue on Accrued Interest commencing on the first Payment Date following the Optional Prepayment Date. Interest shall be computed on the actual number of days elapsed in each year over a 360 day year.

                  (g) Default Rate Interest. Upon the earlier to occur and during the continuance of a Late Payment or an Event of Default, if any, the entire unpaid amount outstanding hereunder and under the Note will bear interest at the Default Rate.

                  (h) Late Charge. If Borrower fails to make any payment of any sums due to Lender under the Loan Documents on the date when the same is due, without giving effect to any cure period, if any, Borrower shall pay a Late Charge.

                  (i) Maturity Date. On the Maturity Date, Borrower shall pay to Lender all amounts owing under the Loan Documents including, without limitation, interest, principal, Late Charges, Default Rate interest, Accrued Interest, any Yield Maintenance Premium and the Event of Default Return-of-Fee Amount; provided, however, Yield Maintenance Premium and the Event of Default Return-of-Fee Amount shall only be due and payable if the Maturity Date occurs as a result of acceleration of the Note.

                  (j) Cash Management Fees. After the occurrence of a Cash Management Event, Borrower shall pay to Lender the amount of any fees charged by the Cash Collateral Account Bank to service and maintain the Cash Collateral Account, which fees shall be paid by Borrower to Lender, on each Payment Date, for the Interest Accrual Period immediately preceding such Payment Date.

         Section 2.6.   Prepayment.

            (a) On and after the earlier to occur of (i) the Optional Prepayment Date or (ii) at Lender's election, upon the occurrence and during the continuation of an Event of Default hereunder, in addition to all other payments required hereunder, Borrower shall pay and use all Excess Cash Flow to prepay the Loan on each Payment Date in accordance with Section 2.11(g) and Section 2.7 and, after payment in full of the Principal Indebtedness (but not Accrued Interest or interest thereon) to pay Accrued Interest and interest thereon and all other amounts then owing.

            (b) If Borrower is required by Lender under the provisions of the Mortgage to prepay the Loan or any portion thereof (i) in the event of damage to or destruction of all or any portion of the Facility, Borrower shall (A) prepay the Loan in an amount equal to the Casualty Prepayment Amount and (B) with respect to any such event, also pay to Lender, for Lender's own account, an amount equal to the Casualty Return-of-Fee Amount or (ii) in the event of a Taking of all or any portion of any Facility, Borrower shall (A) prepay the Loan in an amount equal to the Condemnation Prepayment Amount and (B) with respect to any such event, also pay to Lender, for Lender's own account, an amount equal to the Condemnation Return-of-Fee Amount. There shall be no Yield Maintenance Premium or penalty assessed against Borrower by reason of such prepayment.

            (c) On and after the third Payment Date prior to the Optional Prepayment Date (provided no Default or Event of Default has occurred), Borrower may voluntarily prepay the Loan in whole or in part, and there shall be no Yield Maintenance Premium or penalty assessed against Borrower by reason of such prepayment.

            (d) All prepayments made pursuant to this Section shall be applied in accordance with the provisions of Section 2.7.

            (e) Any prepayment of the Loan by Borrower shall be made on a Payment Date.

            (f) Borrower shall not be permitted at any time to prepay all or any part of the Loan except as expressly provided in this Section.

            Section 2.7. Application of Payments. Prior to the occurrence of an of Default, all proceeds of any repayment, including prepayments, of the Loan shall be applied to pay: first, any costs and expenses of Lender, including, without limitation, the Lender's reasonable attorney's fees and disbursements actually arising as a result of such repayment or reasonably expended by Lender to protect the Collateral; second, accrued and unpaid interest at the Initial Interest Rate; third, to the Principal Indebtedness (but not to Accrued Interest or interest thereon); fourth, to Accrued Interest and interest accrued thereon; and fifth, any other amounts then due and owing under the Loan Documents; provided, however, that any payment of the Casualty Return-of-Fee Amount, the Condemnation Return-of-Fee Amount, or the Event of Default Return-of-Fee Amount shall be for Lender's own account to be applied in any manner Lender determines in its discretion. After the occurrence and continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Collateral shall, unless otherwise provided in the Mortgage, be applied in such order and in such manner as Lender shall elect in Lender's discretion.

            Section 2.8. Payment of Debt Service, Method and Place of Payment.

            (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due, and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrower by Lender in writing, and any funds received by Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

            (b) All payments made by Borrower hereunder or by Borrower under the Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

            (c) Prior to the occurrence of a particular Cash Management Event, or after the cure, if any, of such Cash Management Event pursuant to this paragraph (c), Borrower shall pay to the Lender or its designee, on or prior to each Payment Date, the Required Debt Service Payment for such Payment Date, the Basic Carrying Costs Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date and the Capital Reserve Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date and the Tenant Rollover Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date. After the occurrence of a particular Cash Management Event and prior to its cure, if any, under this paragraph (c), the Collection Account Bank shall transfer to Lender all amounts due under the Loan Documents (and all other amounts in the Collection Account pursuant to the Collection Account Agreement and Section 2.11). On the date that is twelve (12) months after the occurrence of a particular Cash Management Event, if (i) the Debt Service Coverage Ratio for the Facility exceeds the Initial DSCR and (ii) none of the events in the definition of "Cash Management Event" exist at such time as determined by Lender in its discretion, then such Cash Management Event shall be deemed to not have occurred for purposes of this paragraph (c), provided that this sentence shall in no way limit the definition of "Cash Management Event" with respect to events after such date.

            Section 2.9. Taxes. All payments made by Borrower under this Agreement and under the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

            Section 2.10. Defeasance Requirements.


                        (a) Provided that no Default or Event of Default has occurred, after the earlier to occur of (i) two (2) years after the Start-Up Day and (ii) three (3) years after the Closing Date (but only before the Optional Prepayment Date), Borrower may voluntarily defease (A) all of the Loan or (B) part of the Loan on a Parcel-by-Parcel basis, or (C) part of the Loan on a non-Parcel-by-Parcel basis, but only pursuant to Section 5.1(P).

                        (b) Any defeasance of the Loan by Borrower shall be made on a Payment Date.

                        (c) Borrower shall not be permitted at any time to defease all or any part of the Loan except as expressly provided in this Section.

                        (d) Subject to the terms and conditions of this Agreement, Borrower may defease the Loan if Borrower: (i) provides, in the case of a defeasance pursuant to Section 5.1(P), not less than ten (10) days, and, in all other cases, not less than thirty (30) days prior written notice to the Lender specifying a Payment Date (the "Defeasance Release Date") on which the payments provided in clauses (ii) and (iii) below are to be made and the deposit provided in clause (iv) below is to be made, (ii) pays all interest accrued and unpaid on the Principal Indebtedness to and including the Defeasance Release Date, (iii) pays all other sums then due and payable under the Loan Documents,
(iv) deposits with the Lender an amount equal to the Defeasance Deposit, and (v) in the case of a defeasance in part on a Parcel-by-Parcel basis, provides to Lender evidence satisfactory to Lender that the Defeasance Debt Service Coverage Ratio for all Parcels (after giving effect to the defeasance and payment of the Defeasance Deposit and calculated on the basis of the prior twelve (12) calendar months) shall be greater than the greater of (x) 1.20:1 and (y) the Debt Service Coverage Ratio (calculated on the basis of the prior twelve (12) calendar months) for all Parcels as of the Payment Date immediately preceding the Defeasance Release Date, and (vi) delivers to the Lender (A) a security agreement, in form and substance satisfactory to Lender, creating a first priority perfected Lien on the deposits required pursuant to this Section and the U.S. Obligations purchased on behalf of Borrower in accordance with this Section (the "Security Agreement"), (B) for execution by the Lender, a release of each relevant Parcel from the lien of the Mortgage in a form appropriate for each jurisdiction in which the relevant Parcel is located, (C) an Officer's Certificate of Borrower certifying that the requirements set forth in this Section have been satisfied including, without limitation, that no Default or Event of Default has occurred, (D) an opinion of Borrower's counsel in form and substance satisfactory to the Lender stating, among other things, (x) that, without qualification, the U.S. Obligations have been duly and validly assigned and delivered to Lender and Lender has a first priority perfected security interest in and Lien on the deposits required pursuant to this Section and a first priority perfected security interest in and Lien on the U.S. Obligations purchased pursuant hereto and the Proceeds thereof, and (y) that the defeasance will not adversely affect the status of any REMIC formed in connection with a Securitization, and (E) such other certificates, documents or instruments as the Lender may request including, without limitation, (x) written confirmation from the relevant Rating Agencies that such defeasance will not cause any Rating Agency to withdraw, qualify or downgrade the then-applicable rating on any security issued in connection with any Securitization and (y) a certificate from an Independent certified public accountant certifying that the amounts of the U.S. Obligations comply with all of the requirements of this Loan Agreement.

                        (e) The U.S. Obligations shall mature on or be redeemable, or provide for payment thereon, on or prior to the Business Day immediately preceding the date on which payments under the Note are due and payable and the proceeds thereof shall be payable directly to the Lender. In connection with the foregoing, Borrower appoints the Lender as Borrower's agent for the purpose of applying the amounts delivered pursuant to clause (d)(iv) above to purchase U.S. Obligations.

                        (f) If any notice of defeasance is given, Borrower shall be required to defease the Loan (or a portion thereof if such defeasance is a partial defeasance) on the specified Payment Date (unless such notice is revoked in writing by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any costs incurred by Lender in connection with Borrower's giving of such notice and revocation).

                        (g)  Upon compliance with the requirements of this
Section in the event of a total defeasance of the Loan, or a partial defeasance of the Loan on a Parcel-by-Parcel basis, the relevant Mortgaged Property as to which such defeasance has been consummated shall be released from the lien of the Mortgage.

                        (h) In connection with a complete defeasance of the Loan, with the prior written consent of Lender, which consent Lender may withhold in its discretion, Borrower may assign to such other entity or entities established or designated by Borrower (the "Successor Obligor") all of Borrower's obligations under the Note, the other Loan Documents and the Security Agreements together with the pledged U.S. Obligations. The Successor Obligor shall assume, in a writing or writings satisfactory to Lender in Lender's discretion, all of Borrower's obligations under the Note, the other Loan Documents and the Security Agreements and, upon such assignment Borrower shall, except as set forth herein, be relieved of its obligations hereunder.

                        (i) Nothing in this Section shall release Borrower from any liability or obligation relating to any environmental matters arising under Sections 4.1(V) or 5.1(D) through 5.1(I), inclusive, hereof.

                        (j) Notwithstanding anything to the contrary set forth herein or in the other Loan Documents, Borrower shall not be permitted to defease the Loan on a Parcel-by- Parcel basis until the following conditions, in addition to the conditions set forth above, are satisfied:

                        (i) Borrower shall give Lender written notice of
            Borrower's intent to request release of a Parcel, which notice shall
            (A) be given at least thirty (30) days prior to the Defeasance Release Date, and (B) include (1) a current Survey of the Parcel to be released and a Surveyor's Certification, (2) all draft documentation purporting to convey the Parcel, which documentation shall be in form and substance satisfactory to Lender in Lender's reasonable discretion, (3) all information necessary to process the request for release of the Parcel, including the name and address of the prospective transferee, and the intended use of the Parcel to be released and such other documents and information concerning the release of the Parcel as Lender may reasonably request, (4) such endorsements to the Title Insurance Policy as may be reasonably required by Lender including, without limitation, an endorsement insuring the continued priority of the lien of the Mortgage, subject only to Permitted Encumbrances and (5) such insurance, construction bonds, completion guaranties and other documentation and assurances that Lender may reasonably require to protect the remaining Parcels and Lender's security interest therein;

                        (ii) at the time of the release of the Parcel, Borrower
            shall transfer and convey the Parcel being released to a Person other than Borrower and any SPE Equity Owner;

                        (iii) the release of the Parcel shall not impair or
            otherwise adversely affect any remaining Parcel, the value thereof, or the use thereof as then being conducted by Borrower;

                        (iv) both prior to and following the release of the
            Parcel, the Facility and Borrower's use thereof shall not violate any Legal Requirements, including without limitation, state and local zoning, land use, and subdivision laws and ordinances;

                        (v) the Parcel to be released shall constitute a
            separate tax lot which is separately taxed from the remainder of the Facility;

                        (vi) acceptable opinions relating to the release of the
            Parcel shall have been delivered by Borrower to Lender and the Rating Agencies including, without limitation, a substantive non-consolidation opinion and an opinion that the release of the Parcel will not constitute a "significant modification" of the Loan within the meaning of Section 1.1001-3 of U.S. Treasury Regulations and that the release of the Parcel will not adversely affect the tax status of any REMIC utilized in connection with a securitization of the Loan;

                        (vii) Borrower shall pay all reasonable expenses
            incurred by Lender in connection with the release of the Parcel including, without limitation, reasonable attorney's fees;

                        (viii) Borrower shall deliver to Lender, (A) for
            execution by Lender, a release of the Parcel from the Lien of the Mortgage in a form appropriate for recordation and (B) Officer's Certificates on behalf of Borrower certifying that the requirements set forth in this Section have been satisfied. If Borrower or Lender reasonably determines that any rights and easements in addition to the rights and easements included within the definition of Parcel are reasonably required by Borrower, any prospective purchaser, transferee, or lessee of all or part of the Parcel, or any person or entity extending credit on or for the Parcel for the acquisition, development, improvement or operation of the Parcel, Lender shall negotiate in good faith with Borrower concerning (i) the grant of any such additional rights and easements, and (ii) the terms and conditions (including, without limitation, payment of a reasonable release price) upon which such rights and easements will be granted; and

                        (ix) Borrower shall deliver to Lender replacement Leases
            for any Leases which include space in both the Parcel to be released and the remainder of the Facility, which replacement Leases shall be on substantially the same terms as the Leases they replace and divide the rent on a pro rata basis acceptable to Lender in Lender's reasonable discretion.

            Section 2.11. Central Cash Management.

            (a)   Collection Account.

                  (i) Borrower shall open and maintain at the Collection Account Bank a trust account (the "Collection Account"). Borrower may designate a new financial institution to serve as a Collection Account Bank if approved by Lender in Lender's reasonable discretion. If any Collection Account Bank resigns pursuant to the terms of any Collection Account Agreement, Borrower shall replace such Collection Account Bank with a bank and documentation acceptable to Lender prior to the date that such resignation becomes effective pursuant to such Collection Account Agreement.

                  (ii) The Collection Account shall be assigned an identification number by the Collection Account Bank and shall be opened and maintained in the name "Nomura Asset Capital Corporation as Mortgagee of Hallwood 98, L.P." Neither Borrower nor Manager shall have any right of withdrawal from the Collection Account. The Borrower shall instruct (a) the tenants to make all payments under the Leases payable to the name of the Collection Account and (b) the Manager to collect all Rents, Money and other items of Gross Revenue and within one Business Day of receipt deposit such funds in the Collection Account; provided, and without limiting the obligation of the Manager to collect the Rents (other than security deposits), if Manager shall fail to comply with Borrower's instructions, Borrower shall collect all Rents (other than security deposits) and shall endorse all checks and deposit all such funds and any other Rents (other than security deposits), Money or other items of Gross Revenue, within one Business Day after receipt thereof, directly into the Collection Account. The Collection Account Bank will transfer funds deposited in the Collection Account as set forth in Section 2(j) of the Collection Account Agreement.

                  (iii) Any breach of this Section by Borrower shall be an Event of Default.

             (b) Payments. Prior to the occurrence of a Cash Management Event, Borrower shall pay to Lender or Lender's designee on or prior to each Payment Date, the Required Debt Service Payment for such Payment Date, the Basic Carrying Costs Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date and the Capital Reserve Monthly Installment for the Interest Accrual Period immediately preceding such

Payment Date, and the Tenant Rollover Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date. Lender shall transfer all such payments to an Eligible Account established by Lender or Lender's designee (the "Cash Collateral Account"). After the occurrence of a Cash Management Event, pursuant to the Collection Account Agreement among the Collection Account Bank, Borrower and Lender (the "Collection Account Agreement"), Lender will authorize and direct the Collection Account Bank to transfer on a daily basis all funds deposited in the Collection Account to the Cash Collateral Account. The Cash Collateral Account shall be under the sole dominion and control of Lender. Borrower shall have no right of withdrawal in respect to the Cash Collateral Account.


             (c) Establishment of Sub-Accounts. The Cash Collateral Account shall contain a Debt Service Payment Sub-Account, a Basic Carrying Costs Sub-Account, a Capital Reserve Sub-Account, a Fleet Reserve Sub-Account, a Securitization Expense Sub-Account, a Tenant Rollover Sub-Account and an Operating Expense Sub-Account, each of which sub- accounts may be ledger or book entry accounts and need not be actual accounts (individually, a "Sub-Account" and collectively, the "Sub-Accounts") and each of which shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Loan Agreement.

             (d) Permitted Investments. Upon the written request of Borrower, which request may be made once per Interest Accrual Period, Lender shall direct the Cash Collateral Account Bank to invest and reinvest any balance in the Cash Collateral Account from time to time in Permitted Investments as instructed by Borrower; provided, however, that: (i) if Borrower fails to so instruct Lender, or if a Default or an Event of Default shall have occurred and is continuing, Lender may direct the Cash Collateral Account Bank to invest and reinvest such balance in Permitted Investments as Lender shall determine in Lender's discretion; (ii) the maturities of the Permitted Investments on deposit in the Cash Collateral Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the Sub-Accounts must be made; (iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Lender; (iv) no Permitted Investment shall be made unless Lender shall retain a first priority perfected Lien in such Permitted Investment and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken; (v) Lender shall only be required to follow the written investment instructions which were most recently received by Lender and Borrower shall be bound by such last received investment instructions; and (vi) any request from Borrower containing investment instructions shall contain an Officer's Certificate from Borrower (which may be conclusively relied upon by Lender and its agents) that any such investments constitute Permitted Investments. It is the intention of the parties hereto that all amounts deposited in the Cash Collateral Account shall at all times be invested in Permitted Investments. All funds in the Cash Collateral Account that are invested in a Permitted Investment are deemed to be held in such Cash Collateral Account for all purposes of this Agreement and the other Loan Documents. Lender shall have no liability for any loss in investments of funds in the Cash Collateral Account that are invested in Permitted Investments (unless invested contrary to Borrower's request other than after the occurrence of a Default or an Event of Default) and no such loss shall affect Borrower's obligation to fund, or liability for funding, the Cash Collateral Account and each Sub-Account, as the case may be. Borrower and Lender agree that Borrower shall include all such earnings and losses (other than those for Lender's account in accordance with immediately preceding sentence) on the Cash Collateral Account as income of Borrower for federal and applicable state tax purposes. Borrower shall be responsible for any and all fees, costs and expenses with respect to Permitted Investments.

             (e) Interest on Accounts. All interest paid or other earnings on the Permitted Investments made hereunder shall be income of Borrower and shall be deposited into the Cash Collateral Account and shall be subject to allocation and distribution like any other monies deposited therein.

             (f) Payment of Basic Carrying Costs, Debt Service, Capital Improvement Costs, Securitization Expenses, Tenant Rollover Costs, Operating Expenses and Release of Fleet Reserve Sub-Account.

          (i)     Payment of Basic Carrying Costs.

          (x) At least five (5) Business Days prior to the due date of any Basic Carrying Cost payment, Borrower shall notify Lender in writing and request that Lender make such Basic Carrying Cost payment on behalf of Borrower on or prior to the due date thereof or reimburse Borrower to the extent such Basic Carrying Cost was paid by, or on behalf of, Borrower. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Basic Carrying Cost payment is then due or has been paid.

Lender shall be entitled to conclusively rely on all bills or other documentation received from Borrower, in each case without independent investigation or verification. If Lender is making such payments on behalf of Borrower, Lender shall make such payments out of the Basic Carrying Cost Sub-Account before the same shall be delinquent to the extent that there are funds available in the Basic Carrying Cost Sub-Account and Lender has received appropriate documentation to establish the amount(s) due and the due date(s) as and when provided above.

          (y) Except to the extent that Lender is obligated to pay Basic Carrying Costs from the Basic Carrying Costs Sub-Account pursuant to the terms of this Section, Borrower shall pay all Basic Carrying Costs with respect to itself and the Facility in accordance with the provisions of the Mortgage. Borrower's obligation to pay (or enable Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender or any Deed of Trust Trustee an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender's or the Deed of Trust Trustee's interests. (In the event such a change in law prohibits Borrower from assuming liability for payment of any such Imposition, the outstanding Indebtedness shall, at the option of Lender, become due and payable on the date that is one hundred twenty (120) days after such change in law; and failure to pay such amounts on the date due shall be an Event of Default.) If an Event of Default has occurred and is continuing, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by Lender in any manner as Lender in its discretion may determine.

          (ii) Payment of Debt Service. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan, Lender shall transfer to Lender's own account from the Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for the applicable Payment Date. Borrower shall be deemed to have timely made the Required Debt Service Payment pursuant to Section 2.8 regardless of the time Lender makes such transfer as long as sufficient funds are on deposit in the Debt Service Payment Sub-Account at 12:00 noon, New York City time on the applicable Payment Date.

          (iii) Payment of Capital Improvement Costs. Not more frequently than twice each Interest Accrual Period, and provided that no Default or Event of Default has occurred and is continuing, Borrower may notify Lender in writing and request that Lender release to Borrower or its designee funds from the

     Capital Reserve Sub-Account, to the extent funds are available therein, for payment of Capital Improvement Costs. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Capital Improvement Costs are reasonable, that the work relating thereto has been completed and that such amounts are then due or have been paid. Lender shall approve or disapprove such request within ten (10) Business Days after Lender's receipt of such request and, if Lender fails to approve or disapprove such request within such period, Lender shall be deemed to have approved such request. If the request is approved or deemed approved, Lender shall release the funds to Borrower or Borrower's designee within ten (10) Business Days after Lender's approval or deemed approval.

          (iv) Payment of Tenant Rollover Costs. Not more frequently than twice each Interest Accrual Period, and provided that no Default or Event of Default has occurred and is continuing, Borrower may notify Lender in writing and request that Lender release to Borrower or its designee funds from the Tenant Rollover Sub-Account, to the extent funds are available therein for payment of costs and expenses in connection with any tenant rollovers, including tenant improvements, leasing commissions and down time. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such costs are reasonable, that the work relating thereto has been completed and that such amounts are then due or have been paid. Lender shall approve or disapprove such request within ten (10) Business Days after Lender's receipt of such request and, if Lender fails to approve or disapprove such request within such period, Lender shall be deemed to have approved such request. If the request is approved or deemed approved, Lender shall release the funds to Borrower or Borrower's designee within ten (10) Business Days after Lender's approval or deemed approval.

          (v) Release of Fleet Reserve Sub-Account. Not more than once each Interest Accrual Period after any space in the Facility currently leased to Fleet is re-leased such that fifty percent (50%) or more of the Rents generated from the Fleet Lease immediately prior to its termination are replaced, and provided that no Default or Event of Default has occurred and is continuing, Borrower may notify Lender in writing and request that Lender release to

     Borrower or its designee a portion of the funds from the Fleet Reserve Sub-Account. Together with each such request, Borrower shall furnish Lender with copies of the relevant Lease or Leases to establish that such Rents (on an annualized basis) have been replaced. Lender shall approve or disapprove such request in its reasonable discretion within ten (10) Business Days after Lender's receipt of such request and, if Lender fails to approve or disapprove such request in its reasonable discretion within such period, Lender shall be deemed to have approved such request. If the request is approved or deemed approved, Lender shall release the funds to Borrower or Borrower's designee within ten (10) Business Days after Lender's approval or deemed approval. The amount in the Fleet Reserve Sub-Account to be released to Borrower pursuant to this Section will be an amount equal to the product of (i) $500,000 and (ii) a fraction no greater than one, the numerator of which is the Rents (on an annualized basis and which have not been included in any prior releases of funds pursuant hereto) that have been replaced by tenants occupying the Fleet space and the denominator of which is $588,077 (the annual amount of Rent paid by Fleet). After so much space in the Facility currently leased to Fleet is re-leased such that all $588,077 of the annual Rent generated from the Fleet Lease is replaced, and provided that no Default or Event of Default has occurred and is continuing, the balance in the Fleet Reserve Sub-Account, if any, shall be released to Borrower within ten (10) Business Days of Borrower's delivery of written notice and satisfactory evidence of such Rent replacement to Lender.

          (vi) Payment of Securitization Expenses. To the extent funds are available therein to pay the amounts for which Borrower is responsible pursuant to Section 2.13, Lender may release funds out of the Securitization Expense Sub-Account to (a) pay such amounts or, (b) after Lender has paid all of the amounts for which Borrower is responsible pursuant to Section 2.13, provided no Default or Event of Default has occurred and is continuing, refund to Borrower all amounts remaining in the Securitization Expense Sub-Account.

          (vii) Payment of Operating Expenses. On and after the Optional Prepayment Date, not more frequently than once each Interest Accrual Period and provided that no Default or Event of Default has occurred and is continuing, Lender shall direct the Cash Collateral Account Bank to, within five (5) Business Days after Lender's receipt of an Operating Expense Certificate from Borrower, such Operating Expense Certificate to be delivered by Borrower not more frequently than once each Interest Accrual Period, transfer funds to Borrower or its designee from the Operating Expense Sub-Account, to the extent that there are funds available therein, in an amount not to exceed the amount stated in the Operating Expense Certificate up to the Operating Expense Monthly Installment. Together with each such Operating Expense Certificate, Borrower shall furnish Lender with an Officer's Certificate stating that all operating expenses from previous periods have been paid in full and that such amounts being requested are then due or have been paid.

          (viii) Extra Funds for Operating Expenses. On and after the Optional Prepayment Date, not more frequently than once each Interest Accrual Period and provided that no Default or Event of Default has occurred and is continuing, if in a given Interest Accrual Period, Borrower requires amounts in excess of the Operating Expense Monthly Installment (such excess amounts, "Extra Funds"), Borrower, at the time it delivers the Operating Expense Certificate, may deliver a written request to Lender for a disbursement of Extra Funds stating the amount of such Extra Funds and the purpose for such amount, together with copies of bills and other documentation as may be required by Lender to establish that such Extra Funds operating expenses are reasonable and that such amounts are then due or expected to become due in that month. Lender shall approve or disapprove such request within ten (10) Business Days after Lender's receipt of such request and, if Lender fails to approve or disapprove such request within such period, Lender shall be deemed to have approved such request. If such request is approved or deemed approved, Lender shall release the Extra Funds to Borrower or its designee within ten (10) Business Days after Lender's approval or deemed approval.

          (ix) Reconciliation. Borrower shall furnish Lender monthly, on each Payment Date on and after the Optional Prepayment Date, a budget variance report reconciling the Operating Expenses shown on the Annual Operating Budget with requested disbursements for payment of Operating Expenses pursuant to Section 2.11(f).

             (g) Monthly Funding of Sub-Accounts. During each Interest Accrual Period and, except as provided below, during the term of the Loan commencing with the Interest Accrual Period in which the Closing Date occurs (each, the "Current Interest Accrual Period"), Lender shall allocate all funds then on deposit (irrespective of whether such funds were transferred by the Collection Account Bank to the Cash Collateral Account Bank or by Borrower to Lender pursuant to Section 2.8(c)) in the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

                  (i) first, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for the Current Interest Accrual Period has been allocated to the Basic Carrying Costs Sub-Account;

                  (ii) second, to the Debt Service Payment Sub-Account, until an amount equal to the Required Base Debt Service Payment for the Payment Date immediately after the Current Interest Accrual Period has been allocated to the Debt Service Payment Sub-Account;

                  (iii) third, to the Capital Reserve Sub-Account, until an amount equal to the Capital Reserve Monthly Installment for the Current Interest Accrual Period has been allocated to the Capital Reserve Sub-Account;

                  (iv) fourth, to the Securitization Expense Sub-Account; provided, however, that only the Initial Securitization Expense Amount shall be allocated to the Securitization Sub-Account;


                  (v) fifth, to the Fleet Reserve Sub-Account; provided, however, that only the Initial Fleet Reserve Amount shall be allocated to the Fleet Reserve Sub-Account;

                  (vi) sixth, to the Tenant Rollover Expense Sub-Account until an amount equal to the Tenant Rollover Monthly Installment for the Current Interest Accrual Period has been allocated to the Tenant Rollover Sub-Account;

                  (vii) seventh, on and after the Optional Prepayment Date, or at Lender's election, upon the occurrence of an Event of Default, any date on or after the occurrence of such Event of Default, to the Operating Expense Sub-Account, until an amount equal to the Operating Expense Monthly Installment for the Current Interest Accrual Period has been allocated to the Operating Expense Sub-Account; and

                  (viii) eighth, provided that (i) no Event of Default has occurred and is continuing and (ii) Lender has received all financial information described in Section 5.1(Q) for the most recent periods for which the same are due, Lender agrees that in each Current Interest Accrual Period any amounts deposited into or remaining in the Cash Collateral Account after (A) the minimum amounts set forth in clauses
         (i), (ii), (iii), (iv), (v), (vi) and (vii) above have been satisfied with respect to the Current Interest Accrual Period and any periods prior thereto and (B) the funding of additional reserves at levels determined by Borrower to be prudent for working capital, Capital Improvement Costs and other Borrower costs, which levels shall be satisfactory to Lender, in Lender's discretion, shall be disbursed by Lender on the first Payment Date after the end of the then Current Interest Accrual Period, at Borrower's expense, to such account that Borrower may request in writing. Lender and its agents shall not be responsible for monitoring Borrower's use of any funds disbursed from the Cash Collateral Account or any of the Sub-Accounts. Notwithstanding anything in this Agreement to the contrary, on and after the Optional Prepayment Date, any amounts deposited into or remaining in the Cash Collateral Account after (A) the minimum amounts set forth in clauses
         (i), (ii), (iii), (iv), (v), (vi) and (vii) above have been satisfied with respect to the Current Interest Accrual Period and any periods prior thereto and (B) the funding of additional reserves at levels determined by Borrower to be prudent for working capital, Capital Improvement Costs and other Borrower costs, which levels shall be satisfactory to Lender, in Lender's discretion (such remaining amounts, the "Excess Cash Flow"), shall be allocated to the Debt Service Sub-Account and be applied by Lender on each Payment Date in accordance with Section 2.7 and shall not be disbursed to Borrower; and further provided, however, that if an Event of Default has occurred any amounts deposited into or remaining in the Cash Collateral Account shall be for the account of Lender and may be withdrawn by Lender to be applied in any manner as Lender may elect in Lender's discretion.

                  If an Event of Default has occurred and is continuing or if on any Payment Date the balance in any Sub-Account is insufficient to make the required payment due from such Sub- Account, Lender may, in its sole discretion, in addition to any other rights and remedies available hereunder, withdraw funds from any other Sub-Account to pay such deficiency. If Lender elects to apply funds of any such Sub-Account to pay any Required Base Debt Service Payment, Borrower shall, upon demand, repay to Lender the amount of such withdrawn funds to replenish such Sub-Account, and if Borrower shall fail to repay such amounts within one (1) Business Day after notice of such withdrawal, an Event of Default shall exist hereunder. Notwithstanding anything contained herein to the contrary, on the Closing Date Borrower shall deposit (i) the Initial Basic Carrying Costs Amount into the Basic Carrying Costs Sub-Account, (ii) the Initial Capital Reserve Amount into the Capital Reserve Sub-Account, (iii) the Initial Tenant Rollover Reserve Amount into the Tenant Rollover Sub-Account and (iv) the Initial Fleet Reserve Amount into the Fleet Reserve Sub-Account.

             (h) Termination of Central Cash Management. The obligations of Borrower under Section 2.11 and Section 2.12 to maintain and fund the Collection Account and the Cash Collateral Account shall terminate in their entirety and be of no further force or effect upon the satisfaction of all of the following conditions: (i) no Default or Event of Default shall have occurred; (ii) the total defeasance of the Loan in accordance with the provisions of this Agreement and the other Loan Documents; (iii) the release of the Mortgage by Lender in accordance with the provisions of this Agreement and the other Loan Documents; and (iv) Borrower's receipt of Lender's written acknowledgement that the conditions described in (i), (ii) and (iii) above have been satisfied to Lender's satisfaction.

             Section 2.12 Security Agreement.

             (a) Pledge of Accounts. To secure the full and punctual payment and performance of all of the Indebtedness, Borrower hereby sells, assigns, conveys, pledges and transfers to Lender and grants to Lender a first and continuing Lien on and security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

             (i) all of Borrower's right, title and interest in the Cash Collateral Account (including all Sub-Accounts) and all Money and Permitted Investments, if any, from time to time deposited or held in the Cash Collateral Account;

             (ii) all of Borrower's right, title and interest in the Collection Account and all Money, if any, from time to time deposited or held in the Collection Account;

             (iii) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing; and

             (iv) to the extent not covered by clauses (i), (ii), or (iii) above, all Proceeds and products of any or all of the foregoing.

             (b) Covenants. Borrower covenants that (i) all Rents, Money and other items of Gross Revenue shall be deposited into the Collection Account in accordance with Section 2.11(a), and (ii) so long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager or any Person to open) any other account for the collection of Rents, Money or other items of Gross Revenue, other than a replacement Collection Account approved by Lender in Lender's discretion.

             (c) Instructions and Agreements. On or before the Closing Date, Borrower will submit to the Collection Account Bank for the Facility a Collection Account Agreement to be executed by the Collection Account Bank.

             (d) Financing Statements; Further Assurances. Borrower will execute and deliver to Lender for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Lender's security interest in the Account Collateral to the extent that it may be perfected by such a filing. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower shall promptly execute and deliver all further instruments, and take all further action, that Lender may reasonably request, in order to perfect and protect the pledge, security interest and Lien granted or purported to be granted hereby, or to enable Lender to exercise and enforce Lender's rights and remedies hereunder with respect to, the Account Collateral.

             (e) Transfers and Other Liens. Borrower agrees that it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof and of the other Loan Documents, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender under this Agreement.

             (f) Lender's Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Lender shall not have any duty as to any Account Collateral or any income thereon in Lender's possession or control or in the possession or control of any agents for, or of Lender, or the preservation of rights against any Person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody of the Account Collateral in Lender's possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords Lender's own property, it being understood that Lender shall not be liable or responsible for (i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Lender's acknowledging receipt of, any wire transfer from the Collection Account Bank or (ii) any loss, damage or diminution in value by reason of the act or omission of Lender, or Lender's agents, employees or bailees, except to the extent that such loss or damage or diminution in value results from Lender's gross negligence or willful misconduct or the gross negligence or willful misconduct of any such agent, employee or bailee of Lender.

             (g) Lender Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and continuance of an Event of Default and the continuation thereof to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower with respect to the Account Collateral, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Notwithstanding the foregoing, Lender shall not be entitled to exercise the foregoing power of attorney until the occurrence of an Event of Default and the continuation thereof.

             (h) Continuing Security Interest; Termination. This Section shall create a continuing pledge of, Lien on and security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, Borrower shall be entitled to the return, upon Borrower's written request and at Borrower's expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Lender shall execute such instruments and documents as may be reasonably requested by Borrower in writing to evidence such termination and the release of the pledge and Lien hereof, provided, however, that Borrower shall pay on demand all of Lender's expenses in connection therewith.

             Section 2.13. Securitization. Borrower hereby acknowledges that Lender, its successors or assigns, may sell or securitize the Loan or portions thereof in one or more transactions through the issuance of securities, which securities may be rated by the Rating Agencies (each, a "Securitization"; and collectively, the "Securitizations"). Borrower agrees that it shall cooperate with Lender and use Borrower's best efforts to facilitate the consummation of each Securitization including, without limitation, by: (i) amending or causing the amendment of this Agreement and the other Loan Documents (provided that such amendments shall not materially increase Borrower's obligations hereunder or thereunder), and executing such additional documents, instruments and agreements including amendments to Borrower's organizational documents and preparing financial statements as requested by the Rating Agencies to conform the terms of the Loan to the terms of similar loans underlying completed or pending securitized transactions having or seeking ratings similar to those then being sought in connection with the relevant Securitization; (ii) promptly and reasonably providing such information as may be requested in connection with the preparation of a private placement memorandum, prospectus or a registration statement required to privately place or publicly distribute the securities in a manner which does not conflict with federal or state securities laws; (iii) providing in connection with each of (a) a preliminary and a private placement memorandum or (b) a preliminary and final prospectus, as applicable, an indemnification certificate (x) certifying that Borrower has carefully examined such private placement memorandum, prospectus or registration statement, as applicable, including, without limitation, the sections entitled "Special Considerations," "Description of the Mortgage Loan," "The Underlying Mortgaged Property," "The Manager," "Borrower" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections requested) insofar as they relate to Borrower, its Affiliates, the Loan or the Facility do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that Borrower shall not be required to indemnify Lender for any losses relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower's examination of such memorandum or prospectus, as applicable, and (y) indemnifying each Indemnified Party, the Issuer and the Advisor for any losses, claims, damages, costs, expenses or liabilities (including, without limitation, all liabilities under all applicable federal and state securities laws) (collectively, the

"Liabilities") to which any of them may become subject (i) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact relating to Borrower, its Affiliates, the Loan, the Facility, the Manager or any aspect of the subject financing contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading or (ii) as a result of any untrue statement of material fact in any of the financial statements of Borrower incorporated into any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities or the failure to include in such financial statements or in any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities any material fact relating to Borrower, its Affiliates, the Facility, the Loan, the Manager and any aspect of the subject financing necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (z) agreeing to reimburse Lender, the Issuer and the Advisor for any legal or other expenses reasonably incurred by Lender, the Issuer and the Advisor in connection with investigating or defending the Liabilities; (iv) causing to be rendered such customary opinion letters as shall be requested by the Rating Agencies for other securitizations having or seeking ratings comparable to that then being sought for the relevant Securitization; (v) making such representations, warranties and covenants, as may be reasonably requested by the Rating Agencies and comparable to those required in other securitized transactions having or seeking the same rating as is then being sought for the Securitization; (vi) providing such information regarding the Collateral as may be reasonably requested by the Rating Agencies or otherwise reasonably required in connection with the formation of a REMIC; and (vii) providing any other information and materials required in the Securitization. Subject to Lender's application of funds in the Securitization Expense Sub-Account, Borrower agrees to pay on the Securitization Closing Date and, if earlier, within thirty (30) days after the incurrence thereof, upon demand, all reasonable out-of-pocket costs of Lender (and not previously reimbursed by Borrower) in connection with the Securitization (or any attempt to securitize the Loan), including, without limitation, the cost of preparing a private placement memorandum, prospectus or registration statement, Rating Agency fees and expenses (including ongoing surveillance fees), legal fees and disbursements (including, without limitation, in connection with the rendering of legal opinions), third party due diligence expenses, including, without limitation, appraisals, engineering reports and environmental reports, the fees and expenses of any trustee, servicer or special servicer, including any ongoing servicing or special servicing fees, and the cost of market studies and SEC filing fees (collectively, "Securitization Costs"), provided, however, that Borrower's liability for Securitization Costs shall not exceed the Initial Securitization Expense Amount. Borrower acknowledges and agrees that the Lender may, at any time on or after the Closing Date, assign its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee in Lender's discretion. Nothing herein shall in any way limit Lender's right to sell all or a portion of the Loan in a transaction which is not a Securitization.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

             Section 3.1. Conditions Precedent to the Making of the Loan.


             (a) As a condition precedent to the making of the Loan, the following conditions shall have been satisfied (unless waived by Lender in accordance with Section 8.4) on or before the Closing Date:

             (A)   Loan Documents.

                   (i) Loan Agreement. Borrower shall have executed and delivered this Agreement to Lender.

                   (ii) Note. Borrower shall have executed and delivered to Lender the Note.

                   (iii) Mortgage. Borrower shall have executed and delivered to Lender the Mortgage and such Mortgage shall have been filed of record in the appropriate filing offices in the jurisdiction in which the Facility is located or irrevocably delivered to an authorized title agent for the Title Insurer for such recordation.

                   (iv) Supplemental Mortgage Affidavits. The Liens to be created by the Mortgage are intended to encumber the Facility described therein to the full extent of Borrower's obligations under the Loan Documents. As of the Closing Date, Borrower shall have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage.

                   (v) Assignment of Leases. Borrower shall have executed and delivered to Lender the Assignment of Leases and the Assignment of Leases shall have been filed of record in the appropriate filing offices in the jurisdiction in which the Facility is located or irrevocably delivered to an authorized title agent for the Title Insurer for such recordation.

                   (vi) Assignment of Agreements. Borrower shall have executed and delivered to Lender the Assignment of Agreements and the Assignment of Agreements shall, to the extent prudent pursuant to local practice, have been filed of record in the appropriate filing offices in the jurisdiction in which the Facility is located or irrevocably delivered to an authorized title agent for the Title Insurer for such recordation.

                   (vii) Financing Statements. Borrower shall have executed and delivered to Lender all financing statements required by Lender and such financing statements shall have been filed of record in the appropriate filing offices in each of the appropriate jurisdictions or irrevocably delivered to an authorized title agent for the Title Insurer for such recordation.

                   (viii) Manager's Subordination. Manager and Borrower shall have executed and delivered to Lender the Manager's Subordination.

                   (ix) Collection Account Agreement. Borrower and the Collection Account Bank shall have executed and delivered the Collection Account Agreement and shall have delivered an executed copy of such Agreement to Lender.

             (B) Opinions of Counsel. Lender shall have received from counsel satisfactory to Lender, legal opinions in form and substance satisfactory to Lender in Lender's discretion (including, without limitation, a bankruptcy opinion). All such legal opinions will be addressed to Lender and the Rating Agencies, dated as of the Closing Date, and in form and substance satisfactory to Lender, the Rating Agencies and their counsel. Borrower hereby instructs any of the foregoing counsel, to the extent that such counsel represents Borrower, to deliver to Lender such opinions addressed to Lender and the Rating Agencies.

             (C) Secretary's Certificates and SPE Equity Owner's Certificate. Lender shall have received a Secretary's Certificate with respect to Borrower's general partner's managing member and Manager and an SPE Equity Owner's Certificate with respect to Borrower and Borrower's general partner.

             (D) Insurance. Lender shall have received certificates of insurance demonstrating insurance coverage in respect of the Facility as required by and in accordance with the Mortgage.

             (E) Lien Search Reports. Lender shall have received satisfactory reports of UCC (collectively, the "UCC Searches"), federal tax lien, bankruptcy, state tax lien, judgment and pending litigation searches conducted by a search firm reasonably acceptable to Lender. Such searches shall have been received in relation to Borrower and each equity owner in Borrower and Manager. Such searches shall have been conducted in each of the locations designated by Lender in Lender's reasonable discretion and shall have been dated not more than fifteen
         (15) days prior to the Closing Date.

             (F) Title Insurance Policy. Lender shall have received (i) a Title Insurance Policy or a pro forma Title Insurance Policy (in form and substance satisfactory to Lender) from Title Insurer to issue the Title Insurance Policy and (ii) a fully executed copy of the Title Instruction Letter from the Title Insurer.

             (G) Environmental Matters. Lender shall have received the Environmental Report with respect to the Facility.

             (H) Consents, Licenses, Approvals. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower under, and the validity and enforceability of, the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

             (I) Additional Matters. Lender shall have received such other Permits, certificates (including certificates of occupancy reflecting the permitted uses of the

         Facility as of the Closing Date), opinions, documents and instruments (including, without limitation, written proof from the appropriate Governmental Authority regarding the zoning of the Facility in form and substance reasonably satisfactory to Lender in Lender's reasonable discretion) relating to the Loan as may be required by Lender and all other documents and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender. Borrower shall provide Lender with information reasonably satisfactory to Lender regarding the Basic Carrying Costs on or before the Closing Date.

             (J) Representations and Warranties. The representations and warranties herein and in the other Loan Documents shall be true and correct.

             (K) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued or entered, and no litigation shall be pending or threatened, which in the judgment of Lender would enjoin, prohibit or restrain, or impose or result in an adverse effect upon the making or repayment of the Loan or the consummation of the Transactions.

             (L) Survey. Lender shall have received the Survey.

             (M) Engineering Report. Lender shall have received the Engineering Report.

             (N) Appraisal. Lender shall have received an Appraisal satisfactory to Lender with respect to the Facility which shall be (i) prepared by an Appraiser approved by Lender in Lender's discretion,
         (ii) prepared based on a scope of work determined by Lender in Lender's discretion and (iii) in form and content acceptable to Lender in Lender's discretion.

             (O) Security Deposits. All security deposits with respect to the Facility shall be held in compliance with all applicable Legal Requirements relating to such security deposits.

             (P) Service Contracts and Permits. Borrower shall have delivered to Lender true, correct and complete copies of all material contracts and Permits relating to the Facility.

             (Q) Site Inspection. Unless waived by Lender in accordance with Section 8.4, Lender shall have performed, or caused to be performed on its behalf, an on-site due diligence review of the Facility to be acquired or refinanced with the Loan, the results of which shall be satisfactory to Lender in Lender's discretion.

             (R) Use. The Facility shall be operating and operated only as a commercial business park.

             (S) Financial Information. Lender shall have received all financial information (which financial information shall be satisfactory to Lender in Lender's reasonable discretion) relating to the Facility including, without limitation, financial statements of Borrower and other financial reports requested by Lender in Lender's reasonable discretion. Such financial information shall be (i) prepared by an accounting firm approved by Lender in Lender's reasonable discretion, (ii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion and (iii) in form and content acceptable to Lender in Lender's reasonable discretion.

             (T) Management Agreement. Lender shall have received the Management Agreement.

             (U) Leases; Tenant Estoppels; Subordination, Nondisturbance and Attornment Agreements. With respect to the Facility, Borrower shall have delivered a true, complete and correct rent roll and a copy of each of the Leases identified in such rent roll, and each Lease shall be satisfactory to Lender in Lender's reasonable discretion. Borrower shall provide originally executed tenant estoppel certificates and subordination, nondisturbance and attornment agreements from a number of tenants satisfactory to Lender in form and substance satisfactory to Lender in Lender's reasonable discretion.

             (V) Subdivision. Evidence satisfactory to Lender (including title endorsements) that each Parcel constitutes a separate lot for conveyance and real estate tax assessment purposes.

             (W) Transaction Costs. Borrower shall have paid, caused to be paid or provided for the payment of all Transaction Costs.

             (X) Amoco Environmental Indemnity. Borrower shall have delivered an environmental indemnity agreement from Amoco Oil Company, a Maryland corporation in form and substance satisfactory to Lender in Lender's reasonable discretion.

             (b) Lender shall not make the Loan unless and until each of the applicable conditions precedent set forth in this Section 3.1 is satisfied and until Borrower provides any other information reasonably required by Lender.

             (c) In connection with the Loan, Borrower shall execute and/or deliver to Lender all additions, amendments, modifications and supplements to the items set forth in this Article III, including, without limitation, amendments, modifications and supplements to the Note, Mortgage, Assignment of Leases, Assignment of Agreements, and Manager's Subordination, if reasonably requested by Lender to effectuate the provisions hereof, and to provide Lender with the full benefit of the security intended to be provided under the Loan Documents; provided such additions, amendments, modifications and supplements do not increase the obligations of Borrower beyond those contemplated hereby. Without in any way limiting the foregoing, such additions, modifications and supplements shall include those deemed reasonably desirable by Lender's counsel in the jurisdiction in which the Facility is located.

             (d) The making of the Loan shall constitute, without the necessity of specifically containing a written statement to such effect, a confirmation, representation and warranty by Borrower to Lender that all of the applicable conditions to be satisfied in connection with the making of the Loan have been satisfied (unless waived by Lender in accordance with Section 8.4,) and that all of the representations and warranties of Borrower set forth in the Loan Documents are true and correct as of the date of the making of the Loan.

             Section 3.2. Form of Loan Documents and Related Matters. The Loan Documents and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Lender, and shall be in form and substance reasonably satisfactory to Lender.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1. Representations and Warranties of Borrower.

                  (A) Organization. Borrower (i) is a duly organized and validly existing Entity in good standing under the laws of the State of its formation, (ii) is duly qualified as a foreign Entity in each jurisdiction in which the nature of its business, the Facility or any of the Collateral makes such qualification necessary or desirable, (iii) has the requisite Entity power and authority to carry on its business as now being conducted, and (iv) has the requisite Entity power to execute and deliver, and perform its obligations under, the Loan Documents.

                  (B) Authorization. The execution and delivery by Borrower of the Loan Documents, Borrower's performance of its obligations thereunder and the creation of the security interests and Liens provided for in the Loan Documents (i) have been duly authorized by all requisite Entity action on the part of Borrower,
             (ii) will not violate any provision of any applicable Legal Requirements, any order, writ, decree, injunction or demand of any court or other Governmental Authority, any organizational document of Borrower or any indenture or agreement or other instrument to which Borrower is a party or by which Borrower is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any indenture or agreement or instrument, and (iv) have been duly executed and delivered by Borrower. Except for those obtained or filed on or prior to the Closing Date, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Loan Documents. The Loan Documents to which Borrower or Manager is a party have been duly authorized, executed and delivered by such parties.

                  (C)      Single-Purpose Entity.

                           (i) Borrower has been, and will continue to be, a duly formed and existing Entity, and a Single-Purpose Entity.

                           (ii) Each SPE Equity Owner at all times since its formation has been, and will continue to be, a duly formed and existing limited liability company or corporation in good standing under the laws of the jurisdiction of its formation and a Single-Purpose Entity, is duly qualified as a foreign entity in each other jurisdiction in which the nature of its business, the Facility or any of the Collateral makes such qualification necessary or desirable, and Borrower will take no action to cause any SPE Equity Owner not to be a duly formed and existing limited liability company or corporation in good standing under the laws of the jurisdiction of its formation and a Single-Purpose Entity.

                           (iii) Borrower at all times since its formation has complied, and will continue to comply, with the provisions of all of its organizational documents, and the laws of the state in which Borrower was formed relating to the Entity.

                  (D) Litigation. Except as otherwise disclosed in writing to Lender, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of Borrower, threatened against Borrower, any SPE Equity Owner or the Facility.

                  (E) Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to have a Material Adverse Effect. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, agreement or instrument to which it is a party or by which Borrower or the Facility is bound.

                  (F) No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by Borrower under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower.

                  (G) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in the Loan Documents or in any other document or certificate delivered to Lender by Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of Borrower.

                  (H) Location of Chief Executive Offices. The location of Borrower's principal place of business and the location of Borrower's chief executive office is 3710 Rawlins, Suite 1500, Dallas, Texas 75219, and Borrower has no other places of business.

                  (I) Compliance. Borrower, the Facility and Borrower's use thereof and operations thereat comply in all material respects with all applicable Legal Requirements and all Insurance Requirements. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

                  (J) Other Debt and Obligations. Borrower has no financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party, or by which Borrower or its Facility is bound, other than unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of its Facility which do not exceed a maximum amount of three percent (3%) of the Loan Amount and are paid within thirty (30) days of the date invoiced (except for leasing commissions which shall be paid within thirty (30) days of the date due), and other than obligations under the Mortgage and the other Loan Documents. Borrower has not borrowed or received other debt financing that has not been heretofore repaid in full and Borrower has no known material contingent liabilities.

                  (K) ERISA. Each Plan and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred as to which Borrower would be under an obligation to furnish a report to Lender under Section 5.1(S).

                  (L) Solvency. Borrower (i) has not entered into this Loan Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated hereby, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, or disputed liabilities or Contingent Obligations. The fair saleable value of Borrower's assets is and will, immediately following the execution and delivery of this Agreement, be greater than Borrower's probable liabilities, including the maximum amount of its Contingent Obligations or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of this Agreement, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

                  (M) Not Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                  (N)    Investment Company Act; Public Utility Holding
             Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  (O) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

                  (P) Labor Matters. Borrower is not a party to any collective bargaining agreements.

                  (Q) Title to the Mortgaged Property. Borrower owns good, indefeasible and insurable fee simple title to the Facility, free and clear of all Liens, other than the Permitted Encumbrances applicable to the Facility. There are no outstanding options to purchase or rights of first refusal to purchase affecting the Facility. The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of Borrower to pay in full all sums due under the Note or any of its other obligations in a timely manner or (ii) the use of Borrower's Facility for the use currently being made thereof, the operation of the Facility as currently being operated or the value of the Facility.

                  (R) Use of Proceeds; Margin Regulations. Borrower will use the proceeds of the Loan for the purposes described in Section
             2.2. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable Legal Requirements.

                  (S) Financial Information. All historical financial data concerning Borrower and its Facility that has been delivered by Borrower to Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no material adverse change in the financial position of Borrower or the Facility, or in the results of operations of Borrower. Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or the Facility.

                  (T) Condemnation. No Taking has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of the Facility or for the relocation of roadways providing access to the Facility.

                  (U) Utilities and Public Access. The Facility has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities as are adequate for full utilization of the Facility for its current purpose. Except as otherwise disclosed by the Surveys, all public utilities necessary to the continued use and enjoyment of the Facility as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve the Facility either (i) without passing over other property or, (ii) if such utilities pass over other property, pursuant to valid easements. All roads necessary for access to the Facility for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Facility.

                  (V) Environmental Compliance. Except for matters set forth in the Environmental Reports delivered to Lender in connection with the Loan (true, correct and complete copies of which have been provided to Lender by Borrower):

                          (i) Borrower and the Facility are in compliance with
             all applicable Environmental Laws, which compliance includes, without limitation, the possession by Borrower of and compliance with all environmental, health and safety Permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Facility under all Environmental Laws, except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

                          (ii) There is no Environmental Claim pending or, to
             Borrower's knowledge, threatened, and no penalties arising under Environmental Laws have been assessed, against Borrower, the Facility or against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law, and no investigation or review is pending or, to the knowledge of Borrower, threatened by any Governmental Authority, citizens group, employee or other Person with respect to any alleged failure by Borrower, or the Facility to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower for any Use or Release of any Hazardous Substances or the presence, Use, or Release of any Hazardous Substances at, on, in, under, or from any Facility.

                          (iii) To the knowledge of Borrower after due inquiry,
             there have been and are no past or present Releases or threats of Release of any Hazardous Substance that are likely to form the basis of any Environmental Claim against Borrower, the Facility or, to Borrower's knowledge, against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law.

                          (iv) To the knowledge of Borrower after due inquiry
             and except as disclosed in the Environmental Reports, without limiting the generality of the foregoing, there is not present at, on, in or under the Facility, PCB-containing equipment, asbestos or asbestos containing materials, underground or aboveground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint (nor have there been any underground storage tanks present at, on, in, or under the Facility).

                          (v) No Liens are presently recorded with the
             appropriate land records under or pursuant to any Environmental Law with respect to Borrower's Facility and, to Borrower's knowledge, no Governmental Authority has been taking or is in the process of taking any action that could subject the Facility to Liens under any Environmental Law.

                          (vi) There have been no environmental investigations,
             studies, audits, reviews or other analyses conducted by or on behalf of Borrower that are in the possession or control of Borrower in relation to the Facility which have not been provided to Lender.

                          (vii) No conditions exist which would require Borrower
             under any Environmental Laws to place a notice on any deed to the Facility with respect to the presence, Use or Release of Hazardous Substances at, on, in, under or from the Facility and the Facility has no such notice in its deed.

                  (W) No Joint Assessment; Separate Lots. Borrower has not and shall not suffer, permit or initiate the joint assessment of the Facility (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Facility which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Facility as a single lien. The Facility is comprised of one or more Parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

                  (X) Assessments. Except as disclosed in the Title Insurance Policy, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Facility, nor, to the knowledge of Borrower, are there any contemplated improvements to the Facility that may result in such special or other assessments.

                  (Y) Mortgage and Other Liens. The Mortgage creates a valid and enforceable first mortgage Lien on the Facility as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances. Each Collateral Security Instrument establishes and creates a valid, effective, and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by such Collateral Security Instrument is subject to a UCC financing statement filed and/or recorded, as appropriate, or irrevocably delivered to an authorized agent of the Title Insurer for such recordation or filing in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the UCC. All continuations and any assignments of any such financing statements have been or will be timely filed or refiled, as appropriate, in the appropriate recording offices.

                  (Z) Enforceability. The Loan Documents executed by Borrower in connection with the Loan, including, without limitation, any Collateral Security Instrument, are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject only to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. Such Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor will the operation of any of the terms of the Note, the Mortgage, or such other Loan Documents, or the exercise of any right thereunder, render the Mortgage unenforceable against Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  (AA) No Liabilities. Borrower has no liabilities or obligations including, without limitation, Contingent Obligations (and including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than those liabilities and obligations expressly permitted by this Agreement.

                  (AB) No Prior Assignment. As of the Closing Date, (i) Lender is the assignee of Borrower's interest under the Leases, and
             (ii) there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

                  (AC)   Certificate of Occupancy. Borrower has obtained
             (in its own name) all Permits necessary to use and operate the Facility for the use described in Section 3.1(R), and all such Permits are in full force and effect. The use being made of the Facility is in conformity in all respects with the certificate of occupancy and/or Permits for the Facility and any other restrictions, covenants or conditions affecting the Facility. The Facility contains all Equipment necessary to use and operate the Facility in a manner consistent with comparable properties in the same geographic area.

                  (AD) Flood Zone. Except as shown on the Survey, the Facility is not located in a flood hazard area as designated by the Federal Emergency Management Agency.

                  (AE) Physical Condition. Except as disclosed in the Engineering Reports, the Facility is free of material structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear.

                  (AF) Intellectual Property. All trademarks, trade names and service marks that Borrower owns or has pending, or under which Borrower is licensed, are in good standing and uncontested. There is no right under any trademark, trade name or service mark necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

                  (AG) Security Deposits. All security deposits with respect to the Facility on the Closing Date are held in compliance with all applicable Legal Requirements relating to such security deposits.

                  (AH) Conduct of Business. Borrower does not conduct its
             business "also known as," "doing business as" or under any name other than "Executive Park."

                  (AI) Title Insurance. The Facility is covered by either an
             American Land Title Association (ALTA) mortgagee's title insurance policy, or a commitment to issue such a title insurance policy, insuring a valid first lien on the Facility, which is in full force and effect and inures to the benefit of Lender and any successor or assignee of Lender, including but not limited to the trustee in a Securitization, subject only to the Permitted Encumbrances.

                  (AJ) Tax Fair Market Value. The Loan Amount with respect to the Facility does not exceed the Tax Fair Market Value of the Facility. If a Note with respect to the Facility is significantly modified prior to the closing date of a Securitization so as to result in a taxable exchange under Code Section 1001, Borrower will, if requested by Lender, represent that the amount of such Note does not exceed the Tax Fair Market Value of the Facility as of the date of such significant modification.

                  (AK) Leases. (a) Borrower is the sole owner of the entire
             lessor's interest in the Leases; (b) the Leases are the valid, binding and enforceable obligations of Borrower and the applicable tenant or lessee thereunder; (c) the terms of the Leases reflected in the certified rent roll statement delivered to and approved by Lender are right, accurate and complete; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the Rents have been collected for more than one (1) month in advance; (f) there exists no material offset or defense to the payment of any portion of the Rents; (g) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (h) no Person has any possessory interest in, or right to occupy, the Facility except under and pursuant to a Lease; and (i) except for any Leases executed by Governmental Authorities, each Lease is subordinate to the Loan Documents, either pursuant to its terms or a recorded subordination agreement.

                  Section 4.2. Survival of Representations and Warranties. Borrower agrees that (i) all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower shall survive the delivery of the Note and continue for so long as any amount remains owing to Lender under this Agreement, the Note or any of the other Loan Documents; provided, however, that the representations, warranties and covenants set forth in Section 4.1(V) and Sections 5.1(D) through 5.1(I), inclusive, shall survive in perpetuity subject to any specific limitations contained therein and shall not be subject to the exculpation provisions of Section 8.14. Borrower further agrees and acknowledges that its obligations under Section 4.1(V) and Sections 5.1(D) through 5.1(I) shall survive in perpetuity notwithstanding the fact that Borrower's indemnification obligations set forth in Section 2.8(f) of the Mortgage may or may not survive any release, reconveyance, discharge or foreclosure of the Mortgage. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Section 5.1. Borrower Covenants. Borrower covenants and agrees that, from the date hereof and until payment in full of the Indebtedness:

                  (A) Existence; Compliance with Legal Requirements; Insurance.
             Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its Entity existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all respects with all applicable Legal Requirements and Insurance Requirements applicable to it and the Facility. Borrower shall notify Lender promptly of any written notice or order that Borrower receives from any Governmental Authority relating to Borrower's failure to comply with such applicable Legal Requirements relating to Borrower's Facility and promptly take any and all actions necessary to bring its operations at the Facility into compliance with such applicable Legal Requirements (and shall fully comply with the requirements of such Legal

             Requirements that at any time are applicable to its operations at the Facility) provided, that Borrower at its expense may, after prior notice to the Lender, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such applicable Legal Requirements as long as (i) neither the applicable Collateral nor any part thereof or any interest therein, will be sold, forfeited or lost if Borrower pays the amount or satisfies the condition being contested, and Borrower would have the opportunity to do so, in the event of Borrower's failure to prevail in the contest, (ii) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (iii) below, or to any risk of criminal liability, and neither the applicable Collateral nor any interest therein would be subject to the imposition of any Lien as a result of the failure to comply with such Legal Requirement or of such proceeding and (iii) Borrower shall have furnished to the Lender additional security in respect of the claim being contested or the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the amount of such claim. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep the Facility in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep the Facility insured at all times, as provided in the Mortgage.

                  (B) Impositions and Other Claims. Borrower shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgage.

                  (C) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which is reasonably likely to have a Material Adverse Effect.

                  (D)    Environmental Remediation.

                         (i) If any investigation, site monitoring, cleanup,
             removal, abatement, restoration, remedial work or other response action of any kind or nature is required pursuant to an order, directive, decree or settlement agreement of or with any Governmental Authority or under any applicable Environmental Law (collectively, the "Remedial Work"), because of or in connection with the (x) past, present or future presence, suspected presence, Release or threatened Release of a Hazardous Substance at, on, in, under or from the Facility or any portion thereof or (y) violation of or compliance with applicable Environmental Laws, Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work or cause such Remedial Work to be prosecuted to completion. In all events, such Remedial Work shall be commenced within the time period ordered or directed by such Governmental Authority or such shorter period as may be required under any applicable Environmental Law; provided, however, that Borrower shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time periods would result in Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrower, at its expense and after prior notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work, as long as (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings,
             (2) neither Borrower's Facility nor any part thereof or interest therein will be sold, forfeited or lost if Borrower performs the Remedial Work being contested, and if Borrower fails to prevail in contest, Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Facility nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work and any loss or damage that may result from Borrower's failure to prevail in such contest.

                         (ii) All Remedial Work under clause (i) above shall be
             performed by contractors, and under the supervision of a consulting environmental Engineer, each approved in advance by Lender which approval will not be unreasonably withheld or delayed. All costs and expenses incurred in connection with such Remedial Work shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to), upon sixty (60) days prior written notice to Borrower of its intention to do so, cause such Remedial Work to be performed. Borrower shall pay or reimburse Lender on demand for all advances and expenses (including reasonable attorneys' fees and disbursements) relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith.

                         (iii) Unless otherwise required by law, Environmental
             Laws or any Governmental Authority, Borrower shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, if the presence or threatened presence or Release of Hazardous Substances at, on, in, under, from or about Borrower's Facility poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary, Borrower may complete all necessary Remedial Work. In such events, Borrower shall notify Lender as soon as practicable and, in any event, within three (3) Business Days, of any action taken.

                  (E)    Environmental Matters; Inspection.

                         (i) Borrower shall not cause, allow or authorize a
             Hazardous Substance to be present at, on, in, under or to emanate from the Facility, or migrate from adjoining property onto or into the Facility, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Substances are present at, on, in, under or emanate from the Facility, or migrate onto or into the Facility, Borrower shall cause the performance of Remedial Work, removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws. Borrower shall use best efforts to prevent, and to seek the remediation of, any migration of Hazardous Substances onto or into Borrower's Facility from any adjoining property. The foregoing covenants shall not be applicable to Hazardous Substances disclosed in the Environmental Reports delivered to Lender in connection with the Loan; provided, however, that this exclusion shall be only applicable as long as such Hazardous Substances remain in substantially the same condition as described in the Environmental Reports and do not violate any Environmental Laws or order or directive of any Governmental Authority and if the condition of such Hazardous Substances so changes such Hazardous Substances shall not be excluded from this Section and Borrower shall be required to comply with this Section with respect to such Hazardous Substances.

                         (ii) Upon prior written notice to Borrower, Lender
             shall have the right at all reasonable times to enter upon and inspect all or any portion of the Facility. If Lender has reasonable grounds to suspect that Remedial Work may be required, Lender may select or may require Borrower to select a consulting environmental Engineer reasonably satisfactory to Lender to conduct and prepare environmental reports assessing the environmental condition of the Facility. Lender shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the environmental Engineer. The inspection rights granted to Lender in this Section 5.1(E) shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in the Loan Documents, and shall expressly include the right (if Lender suspects that Remedial Work may be required) to conduct or require Borrower to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

                         (iii) Borrower agrees to bear and shall pay or
             reimburse Lender, on demand, for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) relating to, or incurred by Lender in connection with, the inspections and reports described in this Section 5.1(E) in the following situations:

                           (x) If Lender has reasonable grounds to believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

                           (y) If any such inspection reveals an occurrence or condition that could lead to an Environmental Claim; or

                           (z) If an Event of Default with respect to the Facility exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

                  (F) Environmental Notices. Borrower shall promptly provide notice to Lender of:

                         (i) any Environmental Claim asserted or threatened, in
             writing, by any Governmental Authority or other Person with respect to any Hazardous Substance at, on, in, under or emanating from the Facility, which could reasonably be expected to impair the value of Lender's security or have a Material Adverse Effect;

                         (ii) any Environmental Claim or proceeding,
             investigation or inquiry commenced or threatened, in writing, by any Governmental Authority or Person, against Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by Borrower, including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq., which could reasonably be expected to impair the value of Lender's security interests or have a Material Adverse Effect;

                         (iii) all Environmental Claims asserted or threatened
             against Borrower, against any other party occupying any Facility or any portion thereof which become known to Borrower, or against the Facility, which could reasonably be expected to impair the value of Lender's security interests or have a Material Adverse Effect;

                         (iv) the discovery by Borrower of any occurrence or
             condition on any Facility or on any real property adjoining or in the vicinity of the Facility which could reasonably be expected to lead to an Environmental Claim against Borrower or Lender which such Environmental Claim is reasonably likely to have a Material Adverse Effect; and

                         (v) the commencement or completion of any Remedial
             Work.

                  (G) Copies of Notices. Borrower shall immediately transmit to Lender copies of any citations, orders, notices or other written communications received from any Person or any Governmental Authority and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(F).

                  (H) Environmental Claims. Lender and/or, to the extent authorized by Lender if applicable, the Deed of Trust Trustee may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning the Facility or any portion thereof under any Environmental Law, if, in Lender's reasonable judgment, the interests of Lender or the Deed of Trust Trustee, will not be adequately protected by Borrower. Borrower agrees to bear and shall pay or reimburse Lender and the Deed of Trust Trustee on demand for all reasonable sums advanced and reasonable expenses incurred (including reasonable attorneys' fees and disbursements) and the Deed of Trust Trustee, incurred by Lender and the Deed of Trust Trustee in connection with any such action or proceeding.

                  (I) Indemnification. Borrower agrees to indemnify, reimburse, defend (with counsel satisfactory to Lender, at Lender's election) and hold harmless any Indemnified Party and any Deed of Trust Trustee, for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses, including costs of Remedial Work (but excluding internal overhead, administrative and similar costs of any Indemnified Party and any Deed of Trust Trustee) (collectively, "Losses") asserted against, resulting to, imposed on, or incurred by Lender or any Deed of Trust Trustee, directly or indirectly, in connection with any of the following

             (except and only to the extent the same are caused (a) by third parties not affiliated with Borrower subsequent to the foreclosure of the Mortgage or (b) prior to the foreclosure of the Mortgage by Lender's and any Deed of Trust Trustee's gross negligence or willful misconduct (provided that the exceptions in clause (b) shall reduce the foregoing obligations of Borrower only to the extent, if any, that Lender's or any Deed of Trust Trustee's gross negligence or wilful misconduct contributed to the foregoing demands, claims, etc.)):

                         (i) events, circumstances, or conditions which are
             alleged to, or do, form the basis for an Environmental Claim;

                         (ii) the presence, Use or Release of Hazardous
             Substances at, on, in, under or from the Facility, which presence, Use or Release requires or could require Remedial Work;

                         (iii) any Environmental Claim against Borrower,
             Lender, Deed of Trust Trustee or any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law; or

                         (iv) the breach of any representation, warranty or
             covenant set forth in Section 4.1(V) and Sections 5.1(D) through 5.1(I), inclusive.

                  The indemnity provided in this Loan Agreement is not and shall not be included in any exculpation of Borrower from personal liability provided in this Loan Agreement or in any other Loan Document. Nothing in this Section 5.1(I) shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or the other Loan Documents or otherwise available to it under law except to the extent restricted by this Agreement or the other Loan Documents. Borrower waives and releases Lender and any Deed of Trust Trustee from any rights or defenses Borrower may have under common law or Environmental Laws for liability arising from or resulting from the presence, Use or Release of Hazardous Substances except to the extent caused by the gross negligence, fraud or willful misconduct of Lender or Deed of Trust Trustee or their agents.

             In the event that Lender or any Deed of Trust Trustee or their respective agents becomes involved in any action, proceeding or investigation in connection with the foregoing, Borrower shall have the right to assume the defense of Lender or any Deed of Trust Trustee therein with counsel reasonably satisfactory to such party and Borrower shall periodically reimburse any such party upon demand therefor in an amount equal to its reasonable expenses (including the reasonable costs of any investigation and preparation and reasonable fees of outside counsel and disbursements of such counsel in the event Borrower does not elect to assume such party's defense in any matter subject to indemnification hereunder) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder, subject to the foregoing limitations; provided, however, that if any such action or proceeding shall be settled by Lender or any Deed of Trust Trustee, Borrower shall be obligated to indemnify and hold Lender or any Deed of Trust Trustee harmless only if such action or proceeding shall have been settled on terms approved by Borrower, in writing, which approval shall not be unreasonably withheld.

                  (J) Access to Facility. Borrower shall permit agents, representatives and employees of Lender to inspect the Facility or any part thereof at such reasonable times as may be requested by Lender upon advance notice, subject, however, to the rights of the tenants of the Facility.

                  (K) Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default.

                  (L) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

                  (M) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by Borrower.

                  (N) Insurance Benefits; Condemnation Claims. Borrower shall cooperate with Lender in settling any insurance or condemnation claim and/or obtaining for Lender the benefits of any Insurance Proceeds and/or Condemnation Proceeds lawfully or equitably payable to Lender in connection with the Facility (including, without limitation, the applicable Casualty Prepayment Amount, Casualty Return-of-Fee Amount, Condemnation Prepayment Amount and/or Condemnation Return-of-Fee Amount), and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements) and the payment by Borrower of the expense of an Appraisal on behalf of Lender in case of a fire or other casualty affecting the Facility or any part thereof out of such Insurance Proceeds and/or Condemnation Proceeds, all as more specifically provided in the Mortgage.

                  (O) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

                        (i) upon Lender's request therefor given from time to
             time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and (b) searches of title to the Facility, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

                        (ii) furnish to Lender all instruments, documents,
             boundary surveys, footing or foundation surveys, certificates, plans and specifications, Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

                        (iii) execute and deliver to Lender such documents,
             instruments, certificates, assignments and other writings, and do such other acts reasonably necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, as Lender may reasonably require in Lender's discretion; and

                        (iv) do and execute all and such further lawful acts,
             conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time in its discretion.

                  (P) Management of Mortgaged Property. The Facility will be managed at all times by a Manager pursuant to a Management Agreement unless terminated as herein provided. The Management Agreement shall be terminated by Borrower, at Lender's request, upon thirty (30) days prior written notice to Borrower and Manager (i) upon the occurrence and continuation of an Event of Default, (ii) if Manager commits any act which would permit termination by Borrower under the Management Agreement or (iii) in the event that, as of the last day of a calendar quarter, the Debt Service Coverage Ratio for the Facility, computed on the basis of the prior twelve (12) calendar months, is less than 1.10:1 or (iv) in the event that, as of the last day of a calendar quarter, the Net Operating Income computed on the basis of the prior twelve (12) calendar months is less than 85% of Base Adjusted NOI. During the time period beginning two years after the Start-Up Day and ending on the Optional Prepayment Date, if on the first Payment Date after Lender made the determination that Lender had the right to terminate Manager pursuant to clause (iii) above, Borrower defeases the Loan in accordance with the terms of Section 2.10 in an amount sufficient to cause the Debt Service Coverage Ratio (calculated as if such amount was actually applied to reduce the Principal Indebtedness upon which Debt Service was paid and calculated as if the Principal Indebtedness was reamortized on a straight-line basis (as if the reduction had occurred) over the remaining number of months until the Maturity Date) computed on the basis of the prior twelve (12) calendar months, to be at least equal to 1.20:1, then Borrower is not obligated to terminate Manager pursuant to clause (iii) above. If a manager is terminated pursuant hereto, Borrower shall immediately seek to appoint a replacement manager acceptable to Lender in Lender's reasonable discretion, and Borrower's failure to appoint an acceptable manager within thirty (30) days after Lender's request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default. Borrower may from time to time appoint a successor manager to manage the Facility, which successor manager shall be approved in writing by Lender in Lender's reasonable discretion. Notwithstanding the foregoing, any successor manager selected hereunder by Lender or Borrower to serve as Manager (i) shall be a reputable management company having at least seven (7) years' experience in the management of commercial properties with similar uses as the Facility and in the jurisdiction in which the Facility is located and (ii) shall not be paid management fees in excess of fees which are market fees for comparable managers of comparable properties in the same geographic area.

                  (Q)   Financial Reporting.

                        (i) Borrower shall keep and maintain or shall cause to
             be kept and maintained, on a Fiscal Year basis, in accordance with GAAP, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Facility and in connection with any services, equipment or furnishings provided in connection with the operation of the Facility. Lender, at Lender's cost and expense, shall have the right from time to time and at all times during normal business hours upon reasonable prior written notice to Borrower to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and continuation of an Event of Default, with respect to the Facility, Borrower shall pay any costs and expenses incurred by Lender to examine any and all of Borrower's books, records and accounts as Lender shall determine in Lender's reasonable discretion to be necessary or appropriate in the protection of Lender's security.

                        (ii) Borrower shall furnish to Lender annually within
             one hundred and five (105) days following the end of each Fiscal Year, a true, complete, correct and accurate copy of the financial statement for Hallwood Realty Partners, L.P. audited by a "Big Six" accounting firm or other firm acceptable to Lender in Lender's reasonable discretion which shall (a) be prepared in accordance with GAAP, (b) be accompanied by an unqualified opinion from an Independent certified public accountant acceptable to Lender in Lender's reasonable discretion, and (c) break out information separately with respect to Borrower which break out information is accompanied by an Officer's Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate, and fairly reflects the results of operations and financial condition of Borrower for the relevant period, and (y) notice of whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                        (iii) Borrower shall furnish to Lender within twenty
             (20) days following the end of each calendar month, a true, correct, complete and accurate monthly unaudited financial statement which shall (a) be in form and substance acceptable to Lender in Lender's reasonable discretion, (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income, a balance sheet, an aged accounts receivable report, a rent roll, occupancy report and rate statistics of the Facility and such other information or reports as shall be requested by Lender or any applicable Rating Agency and
             (d) be accompanied by an Officer's Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and fairly reflects the results of operations and financial condition of Borrower for the relevant period, and (y) notice of whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                        (iv) Borrower shall furnish to Lender, within ten (10)
             Business Days after request, such further information with respect to the operation of the Facility and the financial affairs of Borrower as may be reasonably requested by Lender including, without limitation, all business plans prepared for Borrower and for the operation of the Facility.

                        (v) Borrower shall furnish to Lender, within ten (10)
             Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by Lender.

                        (vi) Borrower shall, concurrently with Borrower's
             delivery to Lender, provide a copy of the items required to be delivered to Lender under this Section 5.1(Q) to the Rating Agencies, the trustee, and any servicer and/or special servicer that may be retained in conjunction with the Loan or any Securitization. Borrower shall furnish to Lender written notice, within two (2) Business Days after receipt by Borrower, of any Rents, Money or other items of Gross Revenue that Borrower is not required by this Agreement to deposit in the Collection Account or the Cash Collateral Account, together with such other documents and materials relating to such Rents, Money or other items of Gross Revenue as Lender requests in Lender's reasonable discretion.

                        (vii) Borrower shall provide Lender with updated
             information (satisfactory to Lender in Lender's reasonable discretion) concerning the Basic Carrying Costs for the next succeeding Fiscal Year prior to the termination of each Fiscal Year.

                        (viii) Borrower shall furnish to Lender such other
             financial information with respect to Borrower or Manager as Lender may, from time to time reasonably request (including, without limitation, in the case of a defeasance pursuant to Section 2.10, a review by a third party acceptable to Lender, of the calculations required to be made pursuant to Section 2.10).

                  (R) Conduct of Business. Borrower shall cause the operation of the Facility to be conducted at all times in a manner consistent with the following:

                        (i) to maintain or cause to be maintained the standard
             of operations at the Facility at all times at a level necessary to insure a level of quality for the Facility consistent with similar facilities in the same competitive market;

                        (ii) to operate or cause to be operated the Facility
             in a prudent manner in compliance in all respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all licenses, Permits, and any other agreements necessary for the continued use and operation of the Facility to remain in effect; and

                        (iii) to maintain or cause to be maintained sufficient
             Inventory and Equipment of types and quantities at the Facility to enable Borrower or Manager to operate the Facility.

                  (S) ERISA. Borrower shall deliver to Lender as soon as possible, and in any event within ten (10) days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Borrower setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or an ERISA Affiliate with respect to such event or condition):


                        (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                        (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

                        (iii)   the institution by PBGC of proceedings under
             Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                        (iv) the complete or partial withdrawal from a
             Multiemployer Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
             Section 4041A of ERISA;

                        (v) the institution of a proceeding by a fiduciary of
             any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

                        (vi) the adoption of an amendment to any Plan that,
             pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

                        (vii) the imposition of a lien or a security interest
             in connection with a Plan.

                  (T) Single Purpose Entity. Borrower shall at all times be a Single-Purpose Entity.

                  (U) Trade Indebtedness. Borrower will pay its trade payables within thirty (30) days of the date invoiced (except for leasing commissions which shall be paid within thirty (30) days of the date due), unless Borrower is in good faith contesting Borrower's obligation to pay such trade payables in a manner satisfactory to Lender (which may include Lender's requirement that Borrower post security with respect to the contested trade payable).

                  (V)   Capital Improvements and Environmental
             Remediation. Borrower shall, within twelve (12) months of the date hereof, perform the repairs and environmental remediation to the Facility itemized on Exhibit C hereto.

                  (W) Annual Operating Budgets. Borrower shall submit to Lender Annual Operating Budgets at those times and in such form and substance as set forth in the definition of "Annual Operating Budget" in this Agreement.

                  (X)   Borrower shall deliver to Lender, within thirty
             (30) days after the Closing Date, evidence reasonably satisfactory to Lender that Borrower has fully complied with the Assignment of Claims Act with respect to all government Leases in so far as it relates to the Transactions. Any failure to do any of the above shall constitute an immediate Event of Default.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Section 6.1. Borrower Negative Covenants. Borrower covenants and agrees that, until payment in full of the Indebtedness, it will not do, directly or indirectly, any of the following unless Lender consents thereto in writing:

                  (A) Liens on the Mortgaged Property. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to the Facility or any portion thereof, except:
         (i) Liens in favor of Lender, and (ii) the Permitted Encumbrances.

                  (B) Transfer. Except as expressly permitted by or pursuant to this Agreement or the Mortgage, or except as otherwise approved by Lender in writing in Lender's discretion, allow any Transfer to occur, terminate or materially amend the Management Agreement, or enter into a Management Agreement with respect to the Facility.

                  (C) Other Borrowings. Incur, except for unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of Borrower's Facility which do not exceed, at any time, a maximum amount of three percent (3%) of the Loan Amount and are paid within thirty (30) days of the date invoiced (except for leasing commissions which are due within thirty (30) days of the date due), create, assume, become or be liable in any manner with respect to Other Borrowings.

                  (D) Change In Business. Cease to be a Single-Purpose Entity or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                  (E) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower's business.

                  (F) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of Borrower, except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party, and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than Fifty Thousand Dollars ($50,000.00) (determined annually on an aggregate basis) fully disclosed to Lender in advance; provided, however, that each of (i) the fees payable to the Manager pursuant to the Management Agreement and (ii) the asset management fee payable to Hallwood Realty Partners, L.P. or Hallwood Realty Corporation or their successors or assigns shall not be subject to the aforesaid $50,000 limitation.

                  (G) Creation of Easements. Create, or permit the Facility or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance. Without limiting the generality of the immediately preceding sentence, Borrower shall not enter into, consent to, grant, amend, modify, restate or supplement any document, instrument or agreement affecting, related to or impacting upon the Facility, the title thereto or any portion or aspect thereof, including, without limitation, any easement, reciprocal easement agreement, or any declaration of easements or covenants, other than a Permitted Encumbrance.

                  (H) Misapplication of Funds. Distribute any Rents or Money received from Accounts in violation of the provisions of Section 2.11.

                  (I) Certain Restrictions. Enter into any agreement which expressly restricts the ability of Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

                  (J) Issuance of Equity Interests. Issue or allow to be created any stocks or shares or shareholder, partnership or membership interests, as applicable, or other ownership interests other than the stocks, shares, shareholder, partnership or membership interests and other ownership interests which are outstanding or exist on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for stock, shares, shareholder, partnership or membership interests or other ownership interests in Borrower. Borrower shall not allow to be issued or created any stock in Borrower's general partner or managing member, as applicable, other than the stock which is outstanding or existing on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for any stock in Borrower's general partner or managing member, as applicable.

                  (K) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits pertaining to Borrower's Facility, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to the Facility without Lender's prior written consent which consent shall not be unreasonably withheld or delayed.

                  (L) Place of Business. Change its chief executive office or its principal place of business or place where its books and records are kept without giving Lender at least thirty (30) days' prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.


                                   ARTICLE VII

                                    DEFAULTS

                  Section 7.1. Event of Default. The occurrence of one or more of the following shall be an "Event of Default" hereunder:

                           (i) if on any Payment Date the funds in the Debt Service Payment Sub-Account are insufficient to pay the Required Debt Service Payment due on such Payment Date; provided, however, that if a Cash Management Event has not occurred, such failure shall not constitute an Event of Default if Borrower shall cure such failure within five (5) days after such Payment Date;

                           (ii) if on any Payment Date Borrower fails to pay the Required Debt Service Payment due on such Payment Date; provided, however, that if a Cash Management Event has not occurred, such failure shall not constitute an Event of Default if Borrower shall cure such failure within five (5) days after such Payment Date;

                           (iii) if Borrower fails to pay the outstanding Indebtedness on the Maturity Date;

                           (iv) if on any Payment Date Borrower fails to pay the Basic Carrying Costs Monthly Installment or the Capital Reserve Monthly Installment due on such Payment Date; provided, however, that if a Cash Management Event has not occurred, such failure shall not constitute an Event of Default if Borrower shall cure such failure within five (5) days after such Payment Date;

                           (v) if on the date any payment of a Basic Carrying Cost would become delinquent, the funds in the Basic Carrying Costs Sub-Account are insufficient to make such payment;

                           (vi) the occurrence of the events identified elsewhere in the Loan Documents as constituting an "Event of Default" hereunder or thereunder;

                           (vii) a Transfer, unless the prior written consent of Lender is obtained (which consent may be withheld in Lender's discretion);

                           (viii) if Borrower fails to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be;

                           (ix) if any representation or warranty by Borrower made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower in connection with this Agreement, the Note or any other Loan Document executed and delivered by Borrower, shall be false in any material respect as of the date such representation or warranty was made or remade;

                           (x) if Borrower, any of Borrower's partners or any SPE Equity Owner makes an assignment for the benefit of creditors;

                           (xi) if a receiver, liquidator or trustee shall be appointed for Borrower, any of Borrower's partners, or any SPE Equity Owner or if Borrower, any of Borrower's partners or any SPE Equity Owner shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by Borrower, any of Borrower's partners, or any SPE Equity Owner or if any proceeding for the dissolution or liquidation of Borrower, any of Borrower's partners, or any SPE Equity Owner shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, any of Borrower's partners, or any SPE Equity Owner as the case may be, upon the same not being discharged, stayed or dismissed within ninety (90) days; or if Borrower, any of Borrower's partners or any SPE Equity Owner shall generally not be paying its debts as they become due;

                           (xii) if Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein;

                           (xiii) if any provision of any organizational document of Borrower or any SPE Equity Owner is amended or modified in any respect, or if Borrower, any SPE Equity Owner or any of their respective partners, members or shareholders, as applicable, fails to perform or enforce the provisions of such organizational documents or attempts to dissolve Borrower or any SPE Equity Owner; or if Borrower or any SPE Equity Owner or any of their respective partners, members or shareholders, as applicable, breaches any of the covenants set forth in Sections 5.1(T), or 6.1(D);

                           (xiv) if Borrower fails to (A) notify Lender of the occurrence of a Default under any of the Loan Documents within ten (10) Business Days of the day on which Borrower first has knowledge of such Default or (B) give any notice due to any Person under any Loan Document (a) within five (5) Business Days after such notice was due or
         (b) in accordance with the applicable procedural requirements set forth in the Loan Documents;

                           (xv) if an event or condition specified in Section 5.1(S) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur or in the opinion of Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the reasonable determination of Lender, a Material Adverse Effect;

                           (xvi) if without Lender's prior written consent (A) the Manager is removed or (B) there is any material change in or termination of the Management Agreement for the Facility;

                           (xvii) if Borrower shall be in default under any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Agreement, the Note, the Mortgage or the other Loan Documents, not otherwise referred to in this Section 7.1, for ten (10) Business Days after written notice to Borrower from Lender or its successors or assigns, in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after written notice from Lender or its successors or assigns, in the case of any other default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary default under this subparagraph is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, but in no event shall such period exceed ninety (90) days after the original notice from Lender; and

                           (xviii) if any of the assumptions relied upon by
Borrower's counsel in the non-consolidation opinion delivered in connection with this Agreement are or become untrue, or if any of the statements and covenants of Borrower's affiliates contained in those certain certificates attached to the aforementioned non-consolidation opinion are or become untrue.

                  Section 7.2. Remedies. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower under this Agreement, the Note, the Mortgage or any of the other Loan Documents, or at law or in equity may be exercised by Lender at any time and from time to time (including, without limitation, the right to accelerate and declare the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, Yield

Maintenance Premium, the Event of Default Return-of-Fee Amount and any other amounts owing by Borrower to be immediately due and payable), without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Facility or all or any portion of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Notwithstanding anything contained to the contrary herein, the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, Yield Maintenance Premium, the Event of Default Return-of-Fee Amount and any other amounts owing by Borrower shall be accelerated and immediately due and payable, without any election by Lender upon the occurrence of an Event of Default described in Section 7.1(x) or Section 7.1(xi). Notwithstanding that this Agreement may refer to a continuing Event of Default, and without limiting Borrower's right to cure a Default which may, with the passage of time, become an Event of Default, Borrower shall have no right pursuant to this Agreement to cure any Event of Default unless this Agreement is amended by Borrower and Lender in writing.

                  Section 7.3. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Lender's rights with respect to the Collateral shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) the release or substitution of Collateral at any time, or of any rights or interest therein or (ii) any delay, extension of time, renewal, compromise or other indulgence granted by Lender in the event of any Default or Event of Default with respect to the Collateral or otherwise hereunder. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of the Mortgage on the Facility, to the extent necessary to foreclose on other parts of the Mortgaged Property.

                  Section 7.4. Lender's Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of (5) five Business Days after Borrower's receipt of written notice thereof from Lender, without in any way limiting Section 7.1 hereof, Lender may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender upon demand. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1. Survival. Subject to Section 4.2, this Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Borrower to Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note, the Mortgage and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

                  Section 8.2. Lender's Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right, option or election given to Lender to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory or acceptable or not acceptable to Lender in Lender's discretion, shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender.

                  Section 8.3. Governing Law. (a) The proceeds of the Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Note, and this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

                  (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW
YORK GENERAL OBLIGATIONS LAW OR IN ANY FEDERAL OR STATE COURT IN THE JURISDICTION IN WHICH THE COLLATERAL IS LOCATED, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR

PROCEEDING IN ANY FEDERAL OR STATE COURT AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS (OR AT SUCH OTHER OFFICE AS MAY BE DESIGNATED BY BORROWER FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF) WITH A COPY TO BORROWER AT ITS PRINCIPAL EXECUTIVE OFFICES, ATTENTION: WILLIAM L. GUZZETTI AND AN ADDITIONAL COPY TO THOMAS L. BLOODWORTH AT JENKENS & GILCHRIST, 1445 ROSS AVENUE, SUITE 3200, DALLAS, TEXAS 75202 AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or
(d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be promptly delivered by one of the means set forth in (a), (b) or (c) above, addressed if to Lender at its address set forth on the first page hereof, and if to Borrower at its designated address set forth on the first page hereof, with a copy to Jenkens & Gilchrist, 1445 Ross Avenue, Suite 3200, Dallas, TX 75202, Attention: Thomas L. Bloodworth, Telefax Number (214)
855-4300 or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8.6. A copy of all notices, consents, approvals and requests directed to Lender shall be delivered concurrently to each of the following: Dechert Price & Rhoads, 1717 Arch Street, 4000 Bell Atlantic Tower, Philadelphia, PA 19103, Attention: Joseph B. Heil, Esquire, Telefax Number 215/994-2222; Two World Financial Center, Building B, New York, NY 10281-1198, Attention: Sheryl McAfee, Telefax Number (212) 667-1022; and Two World Financial Center, Building B, New York, NY 10281-1198,
Attention: Legal Counsel, Telefax Number (212) 667-1022; provided however, with respect to notices, consents, approvals or requests for payments to be made from the Cash Collateral Account or for approval of a Material Lease, Borrower shall be required to only provide same to Lender without copies to any other party. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this
Section 8.6. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

                  SECTION 8.7. TRIAL BY JURY. BORROWER AND LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

                  Section 8.8. Headings. The Article and Section headings in this Agreement are herein for convenience of reference only and shall not constitute a part of this for any other purpose.

                  Section 8.9. Assignment. Lender shall have the right to assign in whole or in part this Agreement and/or any of the other Loan Documents and the obligations hereunder or thereunder to any Person and to participate all or any portion of the Loan evidenced hereby, including without limitation, any servicer or trustee in connection with a Securitization. Lender shall provide Borrower with written notice of any such assignment; provided, however, that such notice shall not be a condition of Lender's right to assign this Agreement and/or any of the Loan Documents and the failure to deliver such notice shall not constitute a default under this Loan Agreement.

                  Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 8.11. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document. To the extent Borrower makes a payment or payments to Lender for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                  Section 8.12. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

                  Section 8.13. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents, has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Note, the Mortgage or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                  Section 8.14. Exculpation. Except as otherwise set forth in this Section 8.14 and Section 4.2 to the contrary, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, the Mortgage or any of the other Loan Documents executed and delivered by Borrower except that Lender may pursue any power of sale, bring a foreclosure action, action for specific performance, action for money judgment, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) against Borrower or any other Person solely for the purpose of enabling Lender to realize upon (a) the Collateral, and (b) the Rents and Accounts arising from the Facility to the extent (x) received by Borrower or the Manager (or any of their affiliates), after the occurrence of an Event of Default or (y) distributed to Borrower or the Manager, or their respective shareholders, or partners or members, as applicable, or affiliates during or with respect to any period for which Lender did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to
Section 2.6, 2.11 (all Rents and Accounts covered by clauses (x) and (y) being hereinafter referred to as the "Recourse Distributions") and (c)) any other collateral given to Lender under the Loan Documents ((a), (b), and (c) collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable only to the extent of any such Default Collateral. The provisions of this Section 8.14 shall not, however,
(a) impair the validity of the Indebtedness evidenced by the Loan Documents or in any way affect or impair the Liens of the Mortgage or any of the other Loan Documents or the right of Lender to foreclose the Mortgage following an Event of Default and the continuance thereof; (b) impair the right of Lender to name any Person as a party defendant in any action or suit for judicial foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of the Note, the Mortgage or the other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the right of Lender to bring suit for any damages, losses, expenses, liabilities or costs resulting from fraud, material misrepresentation, intentional misrepresentation, physical waste of all or any portion of the Facility, or wrongful removal or disposal of all or any portion of the Facility by any Person in connection with this Agreement, the Note, the Mortgage or the other Loan Documents; (f) impair the right of Lender to obtain the Recourse Distributions received by any Person; (g) impair the right of Lender to bring suit with respect to any misappropriation of security deposits or Rents collected more than one (1) month in advance; (h) impair the right of Lender to obtain Insurance Proceeds or Condemnation Proceeds due to Lender pursuant to the Mortgage or any other Loan Document (including, without limitation, the applicable Casualty Prepayment Amount, Casualty Return-of-Fee Amount, Condemnation Prepayment Amount and/or Condemnation Return-of-Fee Amount); (i) impair the right of Lender to enforce the provisions of Sections 4.1(V) or 5.1(D) through 5.1(I), inclusive of this Agreement, Section 2.8 of the Mortgage even after repayment in full by Borrower of the Indebtedness; (j) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Collateral securing the Note as provided in the Loan Documents; (k) impair the right of Lender to bring suit with respect to any misapplication of any funds; or (l) impair the right of Lender to sue for, seek or demand a deficiency judgment against any Person solely for the purpose of foreclosing the

Mortgaged or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause
(l) shall be enforceable only to the extent of any of the Default Collateral. The provisions of this Section shall be inapplicable to any Person if (i) any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law against Borrower shall be filed by or against Borrower or consented to or acquiesced to by Borrower, (ii) if Borrower shall institute any proceeding for the dissolution or liquidation of Borrower, (iii) if Borrower shall make an assignment for the benefit of creditors or (iv) if Borrower shall breach the representation and warranty in Section 4.1(AA).

                  Section 8.15. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  Section 8.16. Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Note, the Mortgage and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan, this Agreement, the Note, the Mortgage and the other Loan Documents which Borrower may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Note, the Mortgage and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  Section 8.17. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Mortgaged Property other than that of mortgagee or lender.

                  Section 8.18. Waiver of Marshalling of Assets Defense. To the fullest extent that Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, and others with interests in Borrower, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Facility for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or Deed of Trust Trustee to the payment of the Indebtedness in preference to every other claimant whatsoever.

                  Section 8.19.  Intentionally omitted.

                  Section 8.20. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the Mortgage or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                  Section 8.21. Brokers and Financial Advisors. Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person, that such Person acted on behalf of Borrower or Lender, as applicable, in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

                  Section 8.22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  Section 8.23. Estoppel Certificates. Borrower and Lender each hereby agree at any time and from time to time upon not less than fifteen (15) Business Days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section, that Lender shall have received, together with Borrower's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

                  Section 8.24. Payment of Expenses. Borrower shall, whether or not the Transactions are consummated, pay all Transaction Costs, which shall include, without limitation, reasonable out-of-pocket fees, costs, expenses, and disbursements of Lender and its attorneys, local counsel, accountants and other contractors in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), Surveys and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, and (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness. Lender shall provide Borrower with copies of each invoice in excess of five hundred dollars ($500.00).

                  Section 8.25. Bankruptcy Waiver. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, if Borrower (i) files with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) is the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) has sought or consents to or acquiesces in the appointment of any trustee, receiver, conservator or liquidator or (v) is the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its rights and remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of Borrower shall contest the enforceability of this Section.

                  Section 8.26 Entire Agreement. This Agreement, together with the Exhibits hereto and the other Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

                  Section 8.27 Dissemination of Information. If Lender determines at any time to sell, transfer or assign the Note, this Loan Agreement and any other Loan Document and any or all servicing rights with respect thereto, or to grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities (collectively, the "Investor") or any Rating Agency rating such securities and each prospective Investor, all documents and which Lender now has or may hereafter acquire relating to the Loan, Borrower, any guarantor, any indemnitor and the Facility, which shall have been furnished by Borrower, any guarantor, any indemnitor, or any party to any Loan Document, or otherwise furnished in connection with the Loan, as Lender in its discretion determines necessary or desirable.

                  Section 8.28. Limitation of Interest. It is the intention of Borrower and Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any Loan Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under any Loan Document or otherwise in connection with the Loan shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to principal by Lender (or if the Loan shall have been paid in full, refunded to Borrower); and (ii) in the event that maturity of the Loan is accelerated by reason of an election by Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess of the maximum amount of interest allowed by applicable law, if any, provided for in the Loan Documents or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to principal (or if the principal portion of the Loan and any other amounts not constituting interest shall have been paid in full, refunded to Borrower.)

                  In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount allowed by applicable law, Lender shall, to the maximum extent permitted under applicable law (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout the entire term of the Loan; provided, that if the Loan is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount allowed by applicable law, Lender shall refund to Borrower the amount of such excess, and in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount allowed by applicable law.

                  Section 8.29. Indemnification. Borrower shall indemnify and hold Lender and each of its affiliates and their respective successors and assigns (including their respective officers, directors, partners, employees, attorneys, accountants, professionals and agents and each other person, if any, controlling Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (each, including Lender, an "Indemnified Party") harmless against any and all losses, claims, damages, costs, expenses (including the fees and disbursements of outside counsel retained by any such person) or liabilities in connection with, arising out of or as a result of the transactions and matters referred to or contemplated by this Agreement, except to the extent that it is finally judicially determined that any such loss, claim, damage, cost, expense or liability resulted from the gross negligence or bad faith of such Indemnified Party or any of its agents or representatives. If any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any transaction or matter referred to or contemplated in this Agreement, Borrower shall periodically reimburse any Indemnified Party upon demand therefor in an amount equal to its reasonable legal and other expenses (including the reasonable costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder.

                  Section 8.30. Borrower Acknowledgments. Borrower hereby acknowledges to and agrees with Lender that (i) the scope of Lender's business is wide and includes, but is not limited to, financing, real estate financing, investment in real estate and other real estate transactions which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates and
(ii) Borrower has been represented by competent legal counsel and Borrower has consulted with such counsel prior to executing this Loan Agreement and of the other Loan Documents.

                  Section 8.31. Publicity. Lender shall have the right to issue press releases, advertisements and other promotional materials describing Lender's participation in the origination of the Loan or the Loan's inclusion in any Securitization effectuated or to be effectuated by Lender.

                  Section 8.32. Buy-Up. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (i) Borrower and Lender agree that no payment of any Casualty Prepayment Amount, Casualty Return-of-Fee Amount, Condemnation Prepayment Amount, Condemnation Return-of-Fee Amount, Yield Maintenance Premium or Event of Default Return- of-Fee Amount required to be paid by Borrower pursuant to this Agreement or any other Loan Document is intended to be a penalty of any nature or kind whatsoever, (ii) Borrower acknowledges that in connection with the making of the Loan, Lender paid Borrower a fee equal to $2,559,964, which fee Borrower and Lender both intended that Lender would recover through the payment of interest on the Loan by Borrower to Lender through the Optional Prepayment Date at the Initial Interest Rate and (iii) in consideration for Lender's payment to Borrower of the fee referred to in clause (ii) above, Borrower hereby unconditionally and irrevocably waives any and all rights of any nature or kind whatsoever that Borrower may have to contest the validity and/or the enforceability of any payment of any Casualty Prepayment Amount, Casualty Return-of-Fee Amount, Condemnation Prepayment Amount, Condemnation Return-of-Fee Amount, Event of Default Return-of-Fee Amount or Yield Maintenance Premium.


                       [Signatures on the following pages]

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                               LENDER:

                               NOMURA ASSET CAPITAL CORPORATION, a
                               Delaware corporation


                               By: /s/ DAVID WALKER
                                  -------------------------------------
                                       David Walker
                                       Vice President


                    [signatures continued on following page]

                              BORROWER:

                              HALLWOOD 98, L.P., a Delaware limited partnership

                              By: HRP 98, L.L.C., a Delaware limited liability company, its general partner


                                    By:   HWG 98 Advisors, Inc., a Delaware
                                          corporation, its managing member


                                          By:   /s/ JEFFREY D. GENT
                                             ----------------------------------
                                                Jeffrey D. Gent
                                                Vice President

                                    EXHIBIT A

                          Operating Expense Certificate


Nomura Asset Capital Corporation
633 West Fifth Street, 68th Floor
Los Angeles, California  90071
Attention: David Walker

         Re: Loan Agreement (the "Loan Agreement") dated as of March __, 1998 between Hallwood 98, L.P. ("Borrower") and Nomura Asset Capital Corporation (together with its successors and assigns "Lender")


Ladies and Gentlemen:

                  This certificate is delivered in accordance with Section 2.11(f) of the Loan Agreement. All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

                  Borrower hereby certifies that the Operating Expenses for the Interest Accrual Period from ______________, ____ to ______________, ____ are
______________________ Dollars ($_________) and that such Operating Expenses are equal to or less than the Operating Expenses for such period set forth on the Operating Budget.

                             HALLWOOD 98, L.P., a Delaware limited partnership

                             By: HRP 98, L.L.C., a Delaware limited liability
                                 company, its general partner

                                 By:  HWG 98 Advisors, Inc., a Delaware
                                      corporation, its managing member


                                      By:
                                         -------------------------------------
                                              Jeffrey D. Gent
                                              Vice President

                                    EXHIBIT B

                             Additional Definitions


Base Adjusted NOI                                          $3,550,596.00
Base Payment                                                 $241,746.68
Capital Reserve Amount                                       $180,000.00
Initial Basic Carrying Costs Amount                          $238,996.00
Initial Capital Reserve Amount                               $180,000.00
Initial DSCR                                                        1.20
Initial Securitization Expense Amount                         $85,000.00

                                    EXHIBIT C

      Capital Improvement and Repair and Environmental Remediation Exhibit


 Repair or replace old roofs or failed sections as required in the Engineering
                                     Report

                                    EXHIBIT D

                             Allocated Loan Amounts





TAX PARCEL #                        BLDG. NO.                   LAMBS BLDG. NO.                   ALLOCATED LOAN AMOUNT
------------                        ---------                   ---------------                   ---------------------

18-153-01-005                           4                              C                                  $2,611,140.36

18-153-01-008                          11                              H                                    $882,086.96

18-153-01-009                      14, 16, 18                       J, K, M                               $2,251,748.65

18-153-01-010                 2, 8, 20, 22, 24, 26             A, G, N, O, P, Q                           $3,731,779.57

18-153-01-011                          12                              I                                    $438,846.60

18-153-08-004                    31, 33, 35, 37                   R, S, T, U                              $2,464,711.18

18-153-10-002                          17                              L                                  $4,471,872.71

18-154-05-007                          59                              Z                                  $3,026,008.61

18-154-05-017                        50, 52                          W, X                                 $1,566,176.77

18-155-07-001                          57                              Y                                  $4,228,814.47

18-156-03-006                           3                              B                                    $621,443.65

18-156-06-005                          4E                              D                                  $2,108,545.90

18-156-06-010                           6                              F                                  $2,618,589.76

18-156-06-013                          43                              V                                    $418,270.81
